UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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Elanco Animal Health Incorporated
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2019	Notice of Annual Meeting of Shareholders and Proxy Statement

ELANCO ANIMAL HEALTH INCORPORATED

2500 Innovation Way

Greenfield, Indiana 46140

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 8, 2019

The 2019 Annual Meeting of Shareholders of ELANCO ANIMAL HEALTH INCORPORATED, an Indiana corporation (the “Company” or “Elanco”), will be a virtual meeting of shareholders, conducted via live audio webcast at www.virtualshareholdermeeting.com/ELAN2019 on Wednesday, May 8, 2019, at 8:00 a.m. Eastern Time (the “meeting”), to consider and act upon the following matters:

  Items of Business

1.	Election of the four directors named in this proxy statement to serve three-year terms.
2.	Ratification of the appointment of Ernst & Young LLP as the Company’s principal independent auditor for 2019.
3.	Non-binding vote on the compensation of named executive officers.
4.	Non-binding vote on the frequency of shareholder votes on the compensation of named executive officers.
5.	Transaction of such other business as may properly come before the meeting.

  Voting

Only shareholders of record at the close of business on March 22, 2019 are entitled to notice of, and to vote at, the meeting. At least five days prior to the meeting, a complete list of shareholders will be available for inspection by any shareholder entitled to vote at the meeting, during ordinary business hours, at the office of the Secretary of the Company at 2500 Innovation Way, Greenfield, Indiana 46140. You are cordially invited to participate in the annual meeting via live audio webcast and vote on the business items described in this proxy statement. Regardless of whether you expect to participate in the meeting online, please either complete, sign and date the enclosed proxy card and mail it promptly in the enclosed envelope, or vote electronically by telephone or the Internet as described in greater detail in the proxy statement. Returning the enclosed proxy card or voting electronically or telephonically will not affect your right to vote online if you participate in the meeting.

By Order of the Board of Directors

Michael-Bryant Hicks

Executive Vice President, General Counsel and Corporate Secretary

April 3, 2019

Even though you may plan to participate in the meeting online, please vote by telephone or the Internet, or execute the enclosed proxy card and mail it promptly. A return envelope (which requires no postage if mailed in the United States) is enclosed for your convenience. Telephone and Internet voting information is provided on your proxy card. Should you participate in the meeting online, you may revoke your proxy and vote your shares electronically during the meeting.

PROXY STATEMENT

ELANCO ANIMAL HEALTH INCORPORATED

2500 Innovation Way

Greenfield, Indiana 46140

2019 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Elanco Animal Health Incorporated (the “Board”), a Indiana corporation, to be voted at the 2019 Annual Meeting of Shareholders, which we refer to as the “annual meeting” or the “meeting,” and any adjournment or postponement of the meeting. The meeting will be a virtual meeting, conducted via live audio webcast on Wednesday, May 8, 2019, at 8:00 a.m. Eastern Time, for the purposes contained in the accompanying Notice of Annual Meeting of Shareholders and as set forth in this proxy statement. On April 3, 2019, we first mailed this proxy statement and form of proxy, together with our 2018 Annual Report, to our shareholders.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 8, 2019: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com. (All website addresses given in this document are for informational purposes only and are not intended to be an active link or to incorporate any website information into this document).

ELANCO ANIMAL HEALTH INCORPORATED - Proxy Statement	1

2019 PROXY SUMMARY

This summary highlights information contained in this proxy statement. This summary does not contain all of the information that you should consider, and you should carefully read the entire proxy statement before voting.

Annual Meeting of Shareholders

•	Time and Date: 8:00 a.m., Eastern Time, Wednesday, May 8, 2019
•	Place: Audio webcast at www.virtualshareholdermeeting.com/ELAN2019
•	Record Date: Close of business on March 22, 2019
•	Voting: Shareholders as of the record date are entitled to vote; each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on

Voting Matters and Board Recommendations

Matter		Board Recommendation
1.	Election of the four directors named in this proxy statement	FOR EACH NOMINEE
2.	Ratification of the appointment of Ernst & Young LLP as the Company’s principal independent auditor for 2019	FOR
3.	Non-binding vote on the compensation of named executive officers	FOR
4.	Non-binding vote on the frequency of shareholder votes on the compensation of named executive officers	EVERY YEAR

ELECTION OF DIRECTORS: Board Nominees

Name	Age	Director Since	Committee Memberships	Principal Occupation
Kapila K. Anand	65	2018	Audit (Chair) Finance	Retired Partner, KPMG
John P. Bilbrey	62	2019	Finance (Chair) Audit	Former CEO and President, The Hershey Co.
R. David Hoover (Chairman of the Board)	73	2018	Audit Nominating and Corporate Governance (Chair)	Former CEO, Ball Corp.
Lawrence Kurzius	61	2018	Compensation (Chair) Finance	Chair and CEO, McCormick & Company

DIRECTORS CONTINUING IN OFFICE

Terms expiring in 2020

Name	Age	Director Since	Committee Memberships	Principal Occupation
Michael J. Harrington	56	2018	Finance	Senior Vice President and General Counsel, Eli Lilly & Company
Deborah T. Kochevar	62	2019	Compensation Nominating and Corporate Governance	Provost and Senior Vice President ad interim, Tufts University
Kirk McDonald	52	2019	Compensation Nominating and Corporate Governance	Chief Marketing Officer, Xandr, AT&T

Terms expiring in 2021

Name	Age	Director Since	Committee Memberships	Principal Occupation
Denise Scots-Knight	59	2019	Compensation Finance	CEO and Co-Founder, Mereo BioPharma Group plc
Jeffrey N. Simmons	51	2018	Finance	President and CEO, Elanco Animal Health Incorporated

ELANCO ANIMAL HEALTH INCORPORATED - Proxy Statement	2

PROPOSAL TO RATIFY THE APPOINTMENT OF PRINCIPAL Independent AUDITOR for 2019

Although not required, we are asking shareholders to ratify the selection of Ernst & Young LLP as our principal independent auditor for 2019.

ADVISORY VOTE TO APPROVE COMPENSATION OF Named Executive Officers

Our named executive officers for this proxy statement are:

●	Jeffrey N. Simmons, President and Chief Executive Officer
●	Todd S. Young, Executive Vice President and Chief Financial Officer (Chief Financial Officer since November 1, 2018)
●	Sarena S. Lin, Executive Vice President, Elanco USA, Corporate Strategy and Global Marketing
●	David A. Urbanek, Executive Vice President, Manufacturing and Quality
●	David S. Kinard, Executive Vice President, Human Resources
●	Christopher W. Jensen, Former Chief Financial Officer (Chief Financial Officer from April 2018, but began a medical leave of absence in August 2018 and did not return to his position)
●	Lucas E. Montarce, Former Acting Chief Financial Officer (from August 2018 through October 2018)

We are asking our shareholders to approve on an advisory basis the compensation of our named executive officers. Our Board recommends a FOR vote because we believe our compensation program aligns the interests of our named executive officers with those of our shareholders. We also believe that our compensation program achieves our compensation objective of rewarding management based upon individual and Company performance and the creation of shareholder value over the long term. Although shareholder votes on executive compensation are non-binding, the Board and the Compensation Committee consider the results when reviewing whether any changes should be made to our compensation program and policies.

Executive Compensation

Prior to Elanco’s initial public offering (the “IPO”), Elanco’s business operated as part of a division of Lilly. As a result, the discussion in this proxy statement as it relates to Elanco’s compensation programs prior to the IPO relates to Lilly’s compensation philosophy. In connection with the IPO, Elanco’s Board approved the pay packages for the executive officers of Elanco, including certain of the named executive officers. Elanco’s compensation programs and policies following the IPO through December 31, 2018 largely reflect Elanco’s determination to generally maintain Lilly’s compensation philosophy and other elements of Lilly’s compensation programs and policies, with certain adjustments to pay packages in connection with the IPO. This Elanco compensation programs and policies for 2018 are more fully described below under “Compensation Discussion and Analysis – Elanco Compensation Program.”

SEPARATION and EXCHANGE OFFER

Elanco was founded in 1954 as part of Eli Lilly & Company (“Lilly”). On September 24, 2018, we completed our IPO, pursuant to which we issued and sold 19.8% of our total outstanding shares, with Lilly retaining the remaining shares. On March 11, 2019, Lilly completed an exchange offer pursuant to which it transferred its remaining holdings in us to its shareholders in exchange for shares of Lilly common stock. We refer to this transaction in this proxy statement as the “exchange offer.” Following the exchange offer, Lilly no longer owns any shares in us, and we are an independent publicly trading company.

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ABOUT THE MEETING

1. Why Did I Receive this Proxy Statement?

Our Board is soliciting your proxy to vote at the meeting because you were a shareholder of our Company as of March 22, 2019, or the “record date,” and are entitled to vote.
This proxy statement summarizes the information you need to know in order to cast a vote at the meeting.

2. What Am I Voting On?

You are voting on four items:

●	election of the four directors named in this proxy statement (see page 8);
●	ratification of the appointment of Ernst & Young LLP as our principal independent auditor for 2019 (see page 51);
●	non-binding vote on the compensation of named executive officers (see page 54); and
●	non-binding vote on the frequency of shareholder votes on the compensation of named executive officers (see page 55).

3. How Do I Vote?

 Shareholders of record

If you are a shareholder of record, there are three ways to vote:

BY INTERNET www.proxyvote.com* You may also attend the annual meeting online, including to vote and/or submit questions, at www.virtualshareholdermeeting.com/ELAN2019

BY TELEPHONE toll-free 1-800-690-6903*

BY MAIL completing and returning your proxy card
Street name holders

Shares of our common stock that are held in a brokerage account in the name of the broker are held in “street name.” If your shares are held in street name, you should follow the voting instructions provided by your broker. You may complete and return a voting instruction card to your broker or vote by telephone or the Internet. Check your voting instructions card for more information.

*	The deadline to vote by telephone or Internet is 11:59 p.m. Eastern Time on May 7, 2019.

4. What Are the Voting Recommendations of the Board of Directors?

Matter	Board Recommendation
Election of the four directors named in this proxy statement	FOR EACH NOMINEE
Ratification of the appointment of Ernst & Young LLP as our principal independent auditor for 2019	FOR
Non-binding vote on the compensation of named executive officers	FOR
Non-binding vote on the frequency of shareholder votes on the compensation of named executive officers	EVERY YEAR

If you return a properly executed proxy card without instructions, the persons named as proxy holders will vote your shares in accordance with the recommendations of our Board.

5. Will Any Other Matters Be Voted On?

We do not know of any other matters that will be brought before the shareholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your signed or electronic proxy card gives authority to Michael-Bryant Hicks and Darlene Quashie Henry, or either of them, to vote your shares at their discretion.

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ABOUT THE MEETING

6. Who Is Entitled to Vote at the Meeting?

Only shareholders of record at the close of business on the record date of March 22, 2019 are entitled to receive notice of and to participate in the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or at any postponement or adjournment thereof.

7. How Many Votes Do I Have?

You will have one vote for each share of our common stock you owned at the close of business on the record date.

8. How Many Votes Can Be Cast By All Shareholders?

On the record date there were 365,702,757 outstanding shares of our common stock, each of which is entitled to one vote at the meeting. There is no cumulative voting.

9. How Many Votes Must Be Present to Hold the Meeting?

 A majority of the outstanding shares entitled to vote, or approximately 182,851,379 shares of our common stock, represented in person or by proxy, shall constitute a quorum for the annual meeting.

If you vote or abstain on any matter, your shares will be part of the quorum. If you hold your shares in street name and do not provide voting instructions to your broker, but your broker has, and exercises, its discretionary authority to vote on at least one matter to be voted on at the meeting, your shares will be counted in determining the quorum for all matters to be voted on at the meeting. Brokers have discretionary authority with respect to the ratification of the appointment of the principal independent auditor, but do not have discretionary authority with respect to the other proposals. A “broker non-vote” occurs with respect to a matter to be voted on when a broker holding shares in street name submits a proxy for which the broker has not received voting instructions from the beneficial owner with respect to the matter and does not have discretionary authority to vote in the absence of instructions.

We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.

10. What Vote Is Required to Approve Each Proposal?

 With respect to Item 1, the directors to be elected at the meeting shall be chosen by the plurality of the votes cast by the holders of shares entitled to vote in the election at the meeting, provided a quorum is present.  A “plurality of the votes cast” means that the individuals with the highest number of votes are elected as directors up to the maximum number of directors to be elected. “Votes cast” excludes abstentions and any broker non-votes. Accordingly, abstentions and broker non-votes will have no effect on the election of directors. Brokers do not have discretionary authority with respect to the election of directors.

With respect to Items 2 and 3, each proposal will be approved if the votes cast for the proposal exceed those cast against the proposal at the meeting. With respect to Item 4, the option receiving the highest number of votes will be given due consideration by the Board when determining frequency of shareholder votes on the compensation of named executive officers.

Abstentions or broker non-votes with respect to Items 2, 3 and 4, if any, are not counted or deemed present or represented for determining whether shareholders have approved the proposal and will have no effect on the outcome of the vote. Brokers have discretionary authority with respect to the ratification of the appointment of the principal independent auditor. Brokers do not have discretionary authority with respect to the other proposals.

11. Can I Change My Vote or Revoke My Proxy?

 Yes. You may change or revoke your proxy by sending in a new proxy card with a later date, or cast a new vote by telephone or Internet (not later than the deadline of 11:59 p.m. Eastern Time on May 7, 2019), or send a written notice of revocation to our
Corporate Secretary at the address on the cover of this proxy statement. If you attend the meeting, you may revoke your proxy at any time before the electronic polls close by submitting a later-dated vote online during the annual meeting.

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12. How Can I Attend the Annual Meeting?

We are pleased this year to conduct the 2019 annual meeting of shareholders solely online via the Internet. You are entitled to attend and participate in the virtual annual meeting only if you were an Elanco shareholder as of the close of business on March 22, 2019 or if you hold a valid proxy for the annual meeting.

Attending Online. If you plan to attend the annual meeting online, please be aware of what you will need to gain admission, as described below. If you do not comply with the procedures described here for attending the annual meeting online, you will not be able to participate at the annual meeting but may listen to the annual meeting webcast. Shareholders may participate in the annual meeting by visiting www.virtualshareholdermeeting.com/ELAN2019; interested persons who were not shareholders as of the close of business on March 22, 2019 may listen to, but not participate, in the annual meeting via www.virtualshareholdermeeting.com/ELAN2019.

To attend online and participate in the annual meeting, shareholders of record will need to use their control number to log into www.virtualshareholdermeeting.com/ELAN2019; beneficial shareholders who do not have a control number may gain access to the meeting by logging into their brokerage firm’s website and selecting the shareholder communications mailbox to link through to the annual meeting; instructions should also be provided on the voting instruction card provided by their broker, bank, or other nominee.

We encourage you to access the meeting prior to the start time. Please allow ample time for online check-in, which will begin at 7:45 a.m. Eastern Time. If you have difficulties during the check-in time or during the annual meeting, we will have technicians ready to assist you with any difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or course of the annual meeting, please call please call the technical support number that will be posted on the virtual shareholder meeting log-in page.

Asking Questions. Shareholders who wish to submit a question to Elanco for the meeting may do so during the meeting at www.virtualshareholdermeeting.com/ELAN2019.

13. How Will My Shares Be Voted if I Submit a Proxy Without Indicating My Vote?

If you submit a properly executed proxy without indicating your vote, your shares will be voted as follows:

●	FOR each director nominee named in this proxy statement;
●	FOR ratification of the appointment of Ernst & Young LLP as our principal independent auditor for 2019;
●	FOR the approval, by non-binding vote, of the compensation of the Company’s named executive officers; and
●	FOR EVERY YEAR with respect to the non-binding vote on the frequency of shareholder votes on the compensation of named executive officers.

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GOVERNANCE

Overview of Our Corporate Governance

Our company is committed to the values of effective corporate governance and high ethical standards. These values are conducive to long-term performance and the Board reevaluates our policies on an ongoing basis to ensure they sufficiently meet the Company’s needs. We believe our key corporate governance and ethics policies enable us to manage our business in accordance with the highest standards of business practice and in the best interests of our shareholders.

The following sections provide information about our governance profile, directors, including their qualifications, the director nomination process, and director compensation.

Board Independence	■ Seven out of nine of our directors are independent ■ Our CEO is the only management director
Board Composition

■   Currently, the Board has fixed the number of directors at nine

■   The Board will regularly assess its performance through Board and committee self-evaluation

■   The Nominating and Corporate Governance Committee leads the full Board in considering board competencies and refreshment in light of   company strategy

Board Committees

■   We have four Board committees – Audit, Compensation, Nominating and Corporate Governance and Finance

■   Our Audit, Compensation, and Nominating and Corporate Governance Committees are composed entirely of independent directors

Leadership Structure	■ The Chairman of our Board is an independent director
Risk Oversight	■ Our full Board is responsible for risk oversight, and has designated committees to have particular oversight of certain key risks. Our Board oversees management as management fulfills its responsibilities for the assessment and mitigation of risks and for taking appropriate risks
Open Communication	■ We encourage open communication and strong working relationships among the Chairman and other directors ■ Our directors have access to management and employees
Director Stock Ownership

■   Directors are expected to hold meaningful equity ownership positions in the company

■   A significant portion of director compensation is made in the form of company equity

■   Directors are prohibited from hedging, or using as collateral, their Elanco stock

Accountability to Shareholders

■   We use plurality voting in director elections

■   We have a classified board with annual election of approximately 1/3 of directors

■   We have not adopted a shareholder rights plan (“poison pill”)

■   Shareholders can contact our Board or management through our website or by regular mail

Management Succession Planning

■   The Board actively monitors our succession planning and management development and receives regular updates on employee  engagement, diversity and retention matters

■    At least once per year, the Board reviews senior management succession and development plans

Corporate Responsibility	■ The Board, through the Audit Committee, monitors our programs and initiatives on political contributions and social responsibility

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Proxy Item No. 1: Election of Directors

Under our articles of incorporation, the Board is divided into three classes with approximately one-third of the directors standing for election each year. Our Board currently consists of nine directors. The directors hold office for staggered terms of three years (and until their successors are elected and qualified, or until their earlier death, resignation or removal). One of the three classes is elected each year to succeed the directors whose terms are expiring.

The directors in the class whose terms expire at the 2019 annual meeting are Kapila Anand, John (J.P.) Bilbrey, David Hoover and Lawrence Kurzius. Each of these directors has been nominated by the Board upon the recommendation of the Nominating and Corporate Governance Committee. The term for directors to be elected this year will expire at the annual meeting of shareholders to be held in 2022. Each of the four director nominees listed below has agreed to serve that term.

The Nominating and Corporate Governance Committee considers a number of factors and principles in determining the slate of director nominees for election to the company’s Board,

as discussed under “Selection of Nominees for the Board of Directors” below. The Nominating and Corporate Governance Committee and the Board have evaluated each of Ms. Anand, Mr. Bilbrey, Mr. Hoover and Mr. Kurzius, based on the factors and principles we use to select nominees. Based on this evaluation, the Nominating and Corporate Governance Committee and the Board have concluded that it is in the best interests of Elanco and our shareholders for each of these nominees to serve as a director of Elanco.

Our Board has appointed Michael-Bryant Hicks and Darlene Quashie Henry as proxies to vote your shares on your behalf. If any nominee is not able to serve, the Board can either designate a substitute nominee to serve in his or her place as a director or reduce the size of the Board. If the Board nominates another individual, the persons named as proxies may vote for such substitute nominee. Proxies cannot be voted for a greater number of persons than the number of nominees named below.

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GOVERNANCE

Director Nominees

The ages, principal occupations, directorships held and other information about our nominees and directors are shown below as of March 15, 2019.

Kapila Kapur Anand, C.P.A

Kapila Kapur Anand has served as a member of the Board since September 2018. Ms. Anand has served as a Senior Advisor to KPMG LLP, an accounting firm, since 2016. Prior to that, Ms. Anand served in various leadership roles as a partner at KPMG LLP, including Industry Segment Leader — Travel, Leisure and Hospitality from 2011 to 2017, Partner in Charge — Public Policy Business Initiatives from 2009 to 2013, KPMG LLP Board member from 2005 to 2010, Advisory Leader — Private Equity, Real Estate and Hospitality from 2002 to 2009 and Audit Partner — Real Estate and Hospitality from 1989 to 2002. Ms. Anand currently serves on the boards of directors of Extended Stay America, Inc. and Omega Healthcare Investors, Inc.

Skills and Experience

Ms. Anand’s experience described above, including her extensive financial, managerial and corporate governance experience, provides her with the qualifications and skills to serve as a director on Elanco’s board.

Age: 65 Director since: 2018
Committees: Audit (Chair) Finance

John P. Bilbrey

John P. Bilbrey, also known as J.P., has served as a member of the Board since March 2019. He served as the CEO and President of The Hershey Company, a multinational consumer food company, from 2011 until his retirement in 2017, and as Chairman of the Board from 2015 until 2018. Previously, Bilbrey served in various roles at The Hershey Company, including as the Chief Operating Officer and EVP from 2010 to 2011, the President of North America from 2007 to 2010, the President of International Commercial group from 2005 to 2007. Prior to joining The Hershey Company, he held leadership positions at Mission Foods, Danone Waters of North America, Inc., Bilbrey Farms and Ranch and Procter & Gamble Company. Mr. Bilbrey currently serves on the board of directors of Colgate-Palmolive Company and has previously served on the boards of directors of The Hershey Company and McCormick & Company, Incorporated.

Skills and Experience

Mr. Bilbrey’s experience described above, including the unique combination of livestock production, food industry and consumer insights experience, provides him with the qualifications and skills to serve as a director on Elanco’s board.

Age: 62 Director since: 2019
Committees: Finance (Chair) Audit

R. David Hoover

R. David Hoover has served as the chairman of the Board since May 2018. Mr. Hoover has been retired since 2013. Prior to that, Mr. Hoover served in various roles at Ball Corporation, a company supplying innovative, sustainable packaging solutions and other technologies and services, including Chairman from 2002 to 2013, Chief Executive Officer from 2010 to 2011, President and Chief Executive Officer from 2001 to 2010, Chief Operating Officer from 2000 to 2001 and Chief Financial Officer from 1998 to 2000. Mr. Hoover currently serves on the board of directors of Edgewell Personal Care Company and has previously served on the board of directors of Ball Corporation.

Skills and Experience

Mr. Hoover’s experience described above, including his extensive management experience as Chief Executive Officer and Chief Financial Officer at Ball Corporation and corporate governance experience through his service on other public boards, including nine years he previously served as a director for Lilly, provides him with the qualifications and skills to serve as a director on Elanco’s board.

Age: 73 Director since: 2018
Committees: Audit Nominating and Corporate Governance (Chair)

Lawrence E. Kurzius

Lawrence E. Kurzius has served as a member of the Board since September 2018. Mr. Kurzius has served in various leadership roles at McCormick & Company, a global food company, including director since 2015 and Chairman of the Board of Directors since 2017, Chief Executive Officer since 2016, President since 2015, Chief Operating Officer from 2015 to 2016, Chief Administrative Officer from 2013 to 2015, President, International Businesses from 2008 to 2013, President, Europe, Middle East and Africa from 2007 to 2008 and President, U.S. Consumer Foods from 2005 to 2006.

Skills and Experience

Mr. Kurzius’ experience described above, including his extensive management experience and corporate governance experience, provides him with the qualifications and skills to serve as a director on Elanco’s board.

Age: 61 Director since: 2018
Committees: Compensation (Chair) Finance

Recommendation of the Board The Board unanimously recommends a vote FOR the election of each director nominee listed above.

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GOVERNANCE

Directors Continuing in Office

Terms Expiring in 2020

Michael J. Harrington

Michael J. Harrington has served as a director on Elanco’s board since September 2018. Mr. Harrington has served as the Senior Vice President and General Counsel for Lilly since January 2013. Prior to 2013, Mr. Harrington served in various legal roles for Lilly, including Vice President and Deputy General Counsel of Global Pharmaceutical Operations from 2010 to 2012 and Vice President and General Counsel, Corporate from 2004 to 2010.

Skills and Experience

Mr. Harrington’s experience described above, including his knowledge of Elanco and the animal health industry and his business and management experience, provides him with the qualifications and skills to serve as a director on Elanco’s board.

Age: 56 Director since: 2018
Committees: Finance

Deborah T. Kochevar

Deborah T. Kochevar, D.V.M., Ph.D., DACVCP, has served as a member of the Board since March 2019. Dr. Kochevar has served has served as the provost and senior vice president ad interim at Tufts University since 2018. She served as the Dean of the Cummings School of Veterinary Medicine at Tufts University from 2006 through 2018. Previously, Dr. Kochevar was a long-time faculty member and administrator at the College of Veterinary Medicine and Biomedical Sciences, Texas A&M University, where she held the Wiley Chair of Veterinary Medical Education. Dr. Kochevar is a past-president of the Association of American Veterinary Medical Colleges and American College of Veterinary Clinical Pharmacology. Dr. Kochevar is active in the American Veterinary Medical Association, having chaired its Council on Education and the Educational Commission for Foreign Veterinary Graduates. Dr. Kochevar currently serves on the board of directors of Charles River Laboratories International, Inc.

Age: 62 Director since: 2019
Committees: Compensation Nominating and Corporate Governance

Skills and Experience

Dr. Kochevar’s experience described above, including her deep animal health expertise and One Health approach, will add to Elanco’s focus on delivering best-in-class innovation across the portfolio and provides her with the qualifications and skills to serve as a director on Elanco’s board.

Kirk McDonald

Kirk McDonald has served as a member of the Board since March 2019. Mr. McDonald has served as the Chief Marketing Officer of Xandr, AT&T’s Advertising and Analytics company, since November 2017. Prior to Xandr, McDonald served as the President of PubMatic, a company developing and implementing online advertising software and strategies, since 2011. Before joining PubMatic, he was President of Digital at Time Inc., from 2009 to 2011 and the Chief Advertising Officer of the Fortune|Money Group. He has also served as the SVP of Sales, Marketing and Client Services for DRIVEpm and Atlas, both units of Microsoft’s advertising business, as well as in various roles at CNET, Ziff Davis and Condé Nast. McDonald serves on several professional and not-for-profit boards. He was a former advisor on the LUMA Partners board and is currently the Chairman of a non-profit, Code Interactive, which is focused on inspiring the next generation of technology leaders from underserved communities.

Skills and Experience

Mr. McDonald’s experience described above, including his proficiency driving digital transformation, marketing capability and know-how in using cutting-edge technology to connect with today’s customers, provides him with the qualifications and skills to serve as a director on Elanco’s board.

Age: 52 Director since: 2019
Committees: Compensation Nominating and Corporate Governance

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GOVERNANCE

Terms Expiring in 2021

Denise Scots-Knight

Denise Scots-Knight, PhD, has served as a member of the Board since March 2019. Dr. Scots-Knight was the co-founder of, and has served as the Chief Executive Officer and member of the board of Mereo BioPharma Group plc, a specialty biopharmaceutical company, since 2015. From 2010 until 2015, she was the Managing Partner of Phase4 Partners Ltd., a global life science venture capital firm. From 2004 to 2010, Dr. Scots-Knight was head of Nomura Phase4 Ventures, a venture capital affiliate of Nomura International plc, a leading Japanese financial institution. Dr. Scots-Knight has served on the boards of directors of Oncomed Pharmaceuticals, Inc., Idenix Pharmaceuticals, Inc. and Nabriva Therapeutics AG.

Skills and Experience

Ms. Scots Knight’s experience described above, including her extensive previous board leadership, history leading an innovation and growth-oriented company, and expertise building innovation models and partnerships, provides her with the qualifications and skills to serve as a director on Elanco’s board.

Age: 59 Director since: 2019
Committees: Compensation Finance

Jeffrey N. Simmons

Jeffrey N. Simmons has served as Elanco’s President and Chief Executive Officer and as a member of the Board since July 2018. Mr. Simmons served as the President of the Elanco Animal Health division of Lilly and Senior Vice President of Lilly from 2008 until September 2018. Prior to 2008, Mr. Simmons held various leadership roles for Elanco, including District Sales Manager, International Marketing Manager, Country Director for Brazil, Area Director for Western Europe and Executive Director for U.S. and Global Research & Development.

Skills and Experience

Mr. Simmons’ experience described above, including his knowledge of Elanco and the animal health industry and his business and management experience, provides him with the qualifications and skills to serve as a director on Elanco’s board.

Age: 51 Director since: 2018
Committees: Finance

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Committees of the Board of Directors

Our Board is responsible for establishing broad corporate policies and for overseeing the overall management of the Company. In addition to considering various matters which require its approval, our Board provides advice and counsel to, and ultimately monitors the performance of, our senior executives.

	Audit Committee	Compensation Committee	Finance Committee	Nominating and Corporate Governance Committee
Kapila K. Anand
John P. Bilbrey
Michael J. Harrington
R. David Hoover
Deborah T. Kochevar
Lawrence E. Kurzius
Kirk McDonald
Denise Scots-Knight
Jeffrey N. Simmons

 Chairperson                  Member

Our Board has four standing committees: the Audit Committee, the Compensation Committee, the Finance Committee and the Nominating and Corporate Governance Committee. Each committee has a written charter. Our Board met three times in 2018. Each director attended at least 75% of the total number of meetings of the Board and the Board committees of which he or she was a member in 2018. While we do not have a formal policy requiring members of the Board to attend the annual meeting of shareholders, we encourage all directors to attend.

The following table lists the members, primary functions, and number of meetings held with respect to each committee.

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Members	Primary Functions	Meetings in 2018

Audit Committee

Kapila K. Anand (Chair)

R. David Hoover

John P. Bilbrey

*   Each member of the Audit Committee has been determined by the Board, in its judgment, to be financially literate and Ms. Anand was determined by the Board to be an audit committee financial expert, as defined under applicable SEC rules.

•      Assist the Board in its oversight of (i) the integrity of Elanco’s financial statements and any other financial information which is provided to its shareholders and others; (ii) the independent auditor’s qualifications and independence; (iii) the systems of internal controls and disclosure controls which its management has established; (iv) the performance of internal and independent audit functions; and (v) Elanco’s compliance with legal and regulatory requirements.

Four
Compensation Committee Lawrence E. Kurzius (Chair) Deborah T. Kochevar Kirk McDonald Denise Scots-Knight

•      Assist the Board in overseeing Elanco’s management compensation policies and practices, including (i) determining and approving the compensation of Elanco’ executive officers; and (ii) overseeing Elanco’s compensation plans, including by reviewing and approving incentive compensation and equity compensation policies and programs.
One
Finance Committee John P. Bilbrey (Chair) Kapila K. Anand Michael J. Harrington Lawrence E. Kurzius Denise Scots-Knight Jeffrey N. Simmons

•      Assist the Board in oversight of (i) selected financial policies, plans, and transactions, including mergers, acquisitions, divestitures, and strategic partnerships, and capital, foreign exchange and debt transactions; and (ii) matters of balance sheet management and financial strategy.
None
Nominating and Corporate Governance Committee R. David Hoover (Chair) Deborah T. Kochevar Kirk McDonald

•      Recommend to the Board the qualifications required for membership on the Board and its committees thereof.

•      Identify and recommend to the Board candidates for membership on the Board and its committees.

•      Develop and recommend criteria and policies relating to the services of directors.

•      Oversee matters of corporate governance.

One

Compensation Committee

Compensation Committee Report

The Compensation Committee evaluates and establishes compensation for executive officers and oversees the company’s stock plans, and other management incentive and benefit programs. Management has the primary responsibility for the company’s financial statements and reporting process, including the disclosure of executive compensation. With this in mind, the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (CD&A) below. The Compensation Committee recommended to the Board that the CD&A be included in this proxy statement for filing with the SEC.

Lawrence E. Kurzius (Chair) Kapila K. Anand (member until March 11, 2019) R. David Hoover (member until March 11, 2019)

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Compensation Committee Interlocks and Insider Participation

Elanco does not have any interlocking relationships between any members of its Compensation Committee and any of its executive officers that would require disclosure under the applicable rules promulgated under the federal securities laws.

Section 16 Subcommittee

From the completion of the IPO until the completion of the exchange offer, Ms. Anand and Messrs. Kurzius and Hoover, each of whom qualified as a “non-employee director” under Rule 16b-3 of the Exchange Act, served as a subcommittee of the Compensation Committee for the purpose of reviewing and approving equity awards to our directors and executive officers made pursuant to the 2018 Elanco Stock Plan.

Risk Assessment

As part of the company’s overall enterprise risk management program, the Compensation Committee is responsible for evaluating the company’s compensation policies and practices. We believe that such programs and practices are not reasonably likely to have a material adverse effect on the company.

Director Independence

The Board annually determines, taking into consideration the recommendations of the Nominating and Corporate Governance Committee, and discloses the independence of directors. No director is considered independent unless the board has determined, based on all relevant facts and circumstances, that he or she has no material relationship with the company, either directly or as a partner, significant shareholder, or officer of an organization that has a material relationship with the company. The board has adopted the categorical independence standards for directors established in the NYSE listing standards.

On the recommendation of the Nominating and Corporate Governance Committee, the Board determined that each of Ms. Anand, Mr. Bilbrey, Mr. Hoover, Dr. Kochevar, Mr. Kurzius, Mr. McDonald and Dr. Scots-Knight is independent. The Board determined that none of the non-employee directors, other than Mr. Harrington, has had during the last three years (i) any of the relationships identified in the company’s categorical independence standards or (ii) any other material relationship with the company that would compromise his or her independence.

The Board also determined that each of the members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee also meet our independence standards.

Leadership Structure of the Board of Directors

The board currently has a strong, independent, non-executive chairman to further strengthen the company’s governance structure. R. David Hoover has served as the Chairman of our Board since May 2018. The board believes this provides an effective leadership model for the company to assure effective independent oversight at this time.

However, no single leadership model is right for all companies and at all times. Depending on the circumstances, other leadership models, such as combining the roles of the CEO and chairman of the board, might be appropriate. Accordingly, the board periodically reviews its leadership structure.

Governance Documents

Corporate Governance Guidelines and Committee Charters

Elanco has adopted corporate governance guidelines in accordance with the corporate governance rules of the NYSE, which serve as a flexible framework within which the Board and its committees operate. These guidelines cover a number of areas, including the role of the Board, Board composition, director independence, director selection, qualification and election, director compensation, executive sessions, key board responsibilities, CEO evaluation, succession planning, risk management, board leadership and operations, conflicts of interest, annual board assessments, board committees, director orientation and continuing education, board agenda, materials, information and presentations, director access to management and independent advisers, and board communication with shareholders and others. A copy of Elanco’s corporate governance guidelines as well as the charter for each committee of the Board is available on Elanco’s website at investor.elanco.com under “Governance.”

Code of Ethics

Elanco has adopted a code of conduct and code of ethical conduct for financial management that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is available on Elanco’s website at investor.elanco.com under “Governance.” Any amendments to or waivers from Elanco’s code of ethical

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conduct for financial management will be disclosed on its website within the time period required by applicable law following the date of such amendment or waiver.

Selection of Nominees for the Board of Directors

The Board is responsible for selecting candidates for board membership and for establishing the general criteria to be used in identifying potential candidates. The Nominating and Corporate Governance Committee leads the director succession planning process. The Nominating and Corporate Governance Committee makes recommendations to the board for nominations, identifies and screens potential new candidates, including by reviewing recommendations from other board members, management and shareholders, and assesses the ongoing contributions of incumbent directors whose terms are expiring with input from all other board members. The Nominating and Corporate Governance Committee may also retain search firms to assist in identifying and screening candidates.

The committee employs the same process for evaluating all candidates, including those submitted by shareholders. The committee initially evaluates a candidate based on publicly available information and any additional information supplied by the party recommending the candidate. If the candidate appears to satisfy the selection criteria and the committee’s initial evaluation is favorable, the committee, assisted by management or a search firm, gathers additional data on the candidate’s qualifications, availability, probable level of interest, and any potential conflicts of interest. If the committee’s subsequent evaluation continues to be favorable, the candidate is contacted by the Chairman of the Board and one or more of the independent directors, for direct discussions to determine the mutual level of interest in pursuing the candidacy. If these discussions are favorable, the committee makes a final recommendation to the board to nominate the candidate for election by the shareholders (or to select the candidate to fill a vacancy, as applicable).

The committee intends to perform periodic assessments of the overall composition and skills of the board in order to ensure that the board and management are actively engaged in succession planning for directors, and that our board reflects the appropriate viewpoints, diversity, and expertise necessary to support our complex and evolving business. The committee, with input from all board members, also considers the contributions of the individual directors at least every three years when considering whether to nominate the director to a new three-year term. The results of these assessments inform the Board’s recommendations on nominations for directors at the annual meeting each year and help provide us with insight on the types of experiences, skills, and other characteristics we should be seeking for future director candidates. Pursuant to our corporate governance guidelines, the Board selects director candidates who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. We believe that the Board membership should reflect diversity in its broadest sense, including persons diverse in geography, gender, and ethnicity.

Since our initial public offering in 2018, four directors have been elected to our Board: John P. Bilbrey, Deborah T. Kochevar, Kirk McDonald and Denise Scots-Knight. Mr. Bilbrey, Dr. Kochevar and Dr. Scots-Knight were identified as a potential candidate by our executive officers or members of the Board and Mr. McDonald was identified as a potential candidate by a third-party search firm. The third party search firm provided us assistance in evaluating each of these potential candidates.

Director Compensation

Elanco Non-Employee Director Compensation Program

Directors who are employed by Elanco or any of its affiliates are not eligible to receive compensation for their service on the Board. In 2018, directors who were employed by Lilly or its affiliates were similarly not eligible to receive compensation for their service on our Board. Currently, all members of the Board, other than those employed by Elanco, receive an annual retention fee of $70,000 in cash and an annual equity award granted under the Elanco Directors’ Deferral Plan in the number of shares of our common stock having a grant date value equal to $180,000. The chairman of Elanco’s board of directors also receives an annual retention fee of $100,000 in cash, the chairman of the Elanco Audit Committee also receives an annual retention fee of $18,000 in cash, and the chairman of the Compensation Committee, Finance Committee and Nominating and Corporate Governance Committee each also receive an annual retention fee of $16,000 in cash. The annual equity awards granted to directors are subject to mandatory deferral under the Elanco Directors’ Deferral Plan and the cash compensation is subject to elective deferral under such plan, as described below.

Elanco’s directors may be reimbursed for reasonable out-of-pocket travel expenses incurred in connection with attendance at board and committee meetings and other board-related activities. The Elanco Compensation Committee will review director compensation from time to time and make recommendations to the Board.

2018 Director Compensation

Elanco directors who were not also employees of Lilly or Elanco received the following compensation for their service in 2018, which represents prorated amounts from the time of the IPO through December 31, 2018 unless otherwise indicated:

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Name*	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation Payments ($)	Total ($)
Kapila Anand	$29,333(4)	$60,004	$0	$89,337
R. David Hoover	$62,000(2)	$60,004	$0	$122,004
Lawrence Kurzius	$28,667(3)	$60,004	$0	$88,671

*
During 2018, in addition to the directors listed and Jeffrey N. Simmons whose compensation is disclosed in the “Summary Compensation Table,” our board also included Michael J. Harrington, Carl L. McMillian, David A. Ricks, Aarti S. Shah and Joshua L. Smiley, each of whom was also an employee of Lilly and did not receive any compensation from us for their service as our director.

(1)	Each non-employee director received an award of stock valued at $60,004 (1,796 shares), representing a pro-rated award for a partial year of service, which awards are mandatorily deferred and not issued until the second January following the director’s departure from service under the Director Deferral Plan. The column shows the grant date fair value for each director’s stock award computed in accordance with FASB ASC Topic 718 based upon the closing price on the grant date and the assumptions in Note 13: Stock-Based Compensation to the consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed by us on February 20, 2019.
(2)	Also includes a fee of $10,000 per month from the date of Mr. Hoover’s appointment as Chairman of the Board from May 26, 2018 through the IPO. See “Director Letter Agreement with Chairman” below.
(3)	Includes pro-rated fee for service as the chairman of the Compensation Committee.
(4)	Includes pro-rated fee for service as the chairman of the Audit Committee.

Director Letter Agreement with Chairman

In connection with the appointment of R. David Hoover as a director and chairman of Elanco’s board of directors, Elanco entered into a letter agreement with Mr. Hoover, which provided, in part, that Mr. Hoover would assist in the identification and recruitment of potential candidates to serve on the Board. Under the letter agreement, Mr. Hoover was entitled to a payment of $10,000 per month prior to the IPO. Since the IPO, Mr. Hoover has been compensated in the same manner as the other non-employee directors as described under “Elanco Non-Employee Director Compensation Program” above.

Elanco Directors’ Deferral Plan

Prior to the IPO, the Board and Lilly, as Elanco’s sole shareholder, approved the Elanco Directors’ Deferral Plan (the “Directors’ Deferral Plan”), which became effective on September 18, 2018. Under the Elanco Directors’ Deferral Plan, non-employee directors’ equity compensation (but no more than the lesser of 30,000 shares or the number of shares equal in value to $800,000 (as of the applicable valuation date) less the directors’ cash compensation for the applicable plan year) are credited annually in a deferred stock account (as described below). The Elanco Directors’ Deferral Plan also allows non-employee directors to defer receipt of all or part of their cash compensation until after their service on our board of directors has ended. Each director can choose to invest their deferred cash compensation in one or both of the following two accounts:

Deferred Stock Account. This account allows the director, in effect, to invest his or her deferred cash compensation in company stock. Funds in this account are credited as hypothetical shares of company stock based on the closing stock price on pre-set dates. The number of shares credited in respect of deferred cash compensation is calculated by the amount deferred divided by the closing stock price on pre-set dates. In addition, the annual stock compensation awards described above is also credited to this account. Deferred stock accounts are also credited for dividends as if the credited shares were actual shares, with such credited dividends credited in additional shares.

Deferred Compensation Account. Funds in this account earn interest each year at a rate of 120 percent of the applicable federal long-term rate, compounded monthly, as established the preceding December by the U.S. Treasury Department under Section 1274(d) of the Internal Revenue Code of 1986 (the Internal Revenue Code).

Both accounts may generally only be paid in a lump sum in January of the second plan year following the plan year in which the director separates from service or in annual installments over between two and 10 years, beginning at the same time the lump sum payment would be made. Amounts credited to the director’s deferred stock account would generally be paid in shares of company stock and amounts credited to the director’s deferred compensation account would be paid in cash.

Stock Ownership Guidelines

Pursuant to our corporate governance guidelines, directors should hold meaningful equity ownership positions in the company. Accordingly, a significant portion of director compensation is made in the form of company equity. The board will consider from time to time equity ownership requirements for non-employee directors.

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Hedging/Pledging Policy

Elanco’s Compensation Committee adopted a hedging and pledging policy under which our non-employee directors and employees are not permitted to hedge their economic exposures to Elanco stock through short sales or derivative transactions. Non-employee directors and all members of senior management are prohibited from pledging any Elanco stock (i.e., using Elanco stock as collateral for a loan or trading shares on margin).

The Board of Directors’ Role in Enterprise Risk Management

The Board, together with its committees, oversees the processes by which the company conducts its business to ensure the company operates in a manner that complies with laws and regulations and reflects the highest standards of integrity.

The company also has an enterprise risk management program overseen by its chief ethics and compliance officer, who reports to our Executive Vice President and General Counsel, and is supported by our internal auditor. Enterprise risks are identified and prioritized by management through both top-down and bottom-up processes. The top priorities are overseen by a board committee or the full board. Company management is charged with managing risk through robust internal processes and controls. The enterprise risk management program as a whole is reviewed annually at a full board meeting, and enterprise risks are also addressed in periodic business function reviews and at the annual board and senior management strategy session.

Communicating with the Board of Directors

You may send written communications to one or more members of the Board, addressed to:

Board of Directors

Elanco Animal Health Incorporated

c/o Corporate Secretary

2500 Innovation Way

Greenfield, Indiana 46140

Transactions with Related Persons

Relationship between Elanco and Lilly

On September 24, 2018, immediately prior to the completion of the IPO, Elanco entered into a master separation agreement and a number of other agreements with Lilly to effect the separation of Elanco’s business from Lilly and to provide a framework for Elanco’s ongoing relationship with Lilly after the IPO and the separation, each of which remain in effect following the completion of the exchange offer. The following is a summary of the terms of the master separation agreement and other material agreements between us and Lilly.

Master Separation Agreement

Elanco entered into a master separation agreement with Lilly immediately prior to the completion of the IPO. The master separation agreement governs certain pre-IPO transactions, as well as the ongoing relationship between Lilly and Elanco following the IPO and the separation.

The separation of Elanco’s business; contribution of entities. The master separation agreement generally allocates certain assets and liabilities between Elanco and Lilly according to the business to which such assets or liabilities relate. Prior to the completion of the IPO, Lilly or its affiliates, as applicable, conveyed, contributed, assigned, distributed, delivered or otherwise transferred ownership of substantially all of the assets that are used exclusively in, relate exclusively to, or arise exclusively out of, the operation or conduct of its animal health businesses, to certain direct and indirect subsidiaries of Lilly.

Effective as of the closing of the IPO on September 24, 2018, Lilly contributed to Elanco, pursuant to the master separation agreement, the equity interests of certain entities that held, either directly or indirectly through the equity ownership of additional entities, substantially all of the assets of Lilly’s animal health businesses, which now forms the Elanco business. The master separation agreement also generally provides for the assumption by Elanco or the entities that are now its subsidiaries pursuant to foregoing contribution, as applicable, of all historical and future liabilities to the extent relating to, arising out of or resulting from the ownership or operation of such animal health business. In exchange for the transfer to Elanco of the entities holding substantially all of the assets and liabilities of Lilly’s animal health businesses, Lilly received (i) all of the net proceeds ($1,659.7 million) that Elanco received from the sale of Elanco common stock in the IPO, including the net proceeds received as a result of the exercise of the underwriters’ option to purchase additional shares, (ii) all of the net proceeds (approximately $2,000 million) received in the Senior Notes Offering and (iii) all of the net proceeds ($498.6 million) received from the entry by Elanco into a term loan facility. Following the IPO, Elanco made a payment to Lilly of $359.9 million pursuant to the terms of the master separation agreement, which required that Elanco pay additional amounts

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to Lilly to the extent that Elanco’s total unrestricted cash for working capital and other general corporate purposes exceeded $300 million following the completion of the IPO. A portion of the total consideration to be paid to Lilly was temporarily retained by Elanco as restricted cash in connection with the anticipated transfer to Elanco from Lilly of certain animal health assets in certain jurisdictions.

Except as expressly set forth in any of the transaction documents, or as required by law, the assets that have been or will be conveyed, contributed or assigned, transferred, distributed or delivered to Elanco or its subsidiaries (including entities the equity interests of which have been or will be transferred to Elanco by Lilly) are being so transferred on an “as is,” “where is” basis, without any representations or warranties, and Elanco has agreed to bear the economic and legal risks that any conveyance was insufficient to vest in it good title, free and clear of any security interest, that any necessary consents or approvals were not obtained or that any conveyance was not done in compliance with any requirements of law or judgments.

Delayed transfers and further assurances. To the extent that the transfers of the assets and the assumptions of the liabilities allocated to Elanco under the master separation agreement were not completed on or prior to the IPO, Elanco and Lilly agreed to cooperate with each other and use commercially reasonable efforts to effect such transfers and assumptions as promptly as practicable thereafter or at such other time as Elanco and Lilly have agreed. Under the master separation agreement, until the transfer of such assets and the assumption of such liabilities have occurred, the benefits and burdens relating to any such assets and liabilities generally will inure, after the IPO, to the entity who would have received such asset or liability, had it been transferred prior to completion of the IPO, including, in the case of the jurisdictions in which Lilly and Elanco have agreed to defer the applicable transfers and assumptions, by calculating the net economic benefit and detriment attributable to such assets and liabilities and making payments in connection therewith in the manner agreed upon by Elanco and Lilly. If, despite Lilly and Elanco’s cooperating with one another and using their respective commercially reasonable efforts, the transfers and assumptions of the applicable assets and liabilities in one or more of such jurisdictions has not occurred on or prior to the date previously agreed upon in writing by Elanco and Lilly, then Lilly shall be paid any remaining consideration retained by Elanco as restricted cash, and shall be entitled to retain, sell, transfer or otherwise dispose of any such remaining asset or liability, in its sole discretion.

Elanco and Lilly have agreed to cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable law, regulations and agreements to consummate and make effective the transactions contemplated by the master separation agreement and the other transaction documents.

Distribution. The master separation agreement provides that Elanco would cooperate with Lilly in all respects to make a distribution to its shareholders of all or a portion of its equity interests in Elanco, including in connection with the exchange offer.

Insurance. Following the time that Lilly holds 50% or less of Elanco’s common stock, subject to certain exceptions, Elanco will arrange for its own insurance policies and will no longer seek benefit from any of Lilly’s or its affiliates’ insurance policies that may provide coverage for claims relating to the animal health business prior to the date on which Elanco obtains its own insurance coverage. The master separation agreement contains procedures for the administration of insured claims and allocates the right to claim coverage and control over the prosecution and defense of claims between Elanco and Lilly.

Mutual releases and indemnification. Except for each party’s obligations under the master separation agreement, the other transaction documents and certain other specified liabilities, under the master separation agreement, Elanco and Lilly have released and discharged the other from any and all liabilities existing or arising from acts or events that occurred (or failed to occur) prior to the completion of IPO.

Elanco will indemnify, defend and hold harmless Lilly, each of its affiliates and each of its and their respective directors, officers, managers, members, employees and agents from and against any and all losses relating to, arising out of or resulting from, among others:

●	the liabilities of the animal health businesses that are allocated to Elanco;
●	any breach by Elanco or its subsidiaries of the master separation agreement or any other transaction document;
●	any untrue statement or omission of a material fact in Lilly’s governmental or public filings, to the extent caused by information furnished by Elanco or incorporated by reference from Elanco’s public filings; or
●	any untrue statement or omission of a material fact in Elanco’s governmental or public filings, to the extent not caused by information furnished by Lilly.

Lilly will indemnify, defend and hold harmless Elanco, each of its affiliates and each of its and their respective directors, officers, managers, members, employees and agents from and against any and all losses relating to, arising out of or resulting from, among others:

●	the liabilities allocated to Lilly under the master separation agreement;
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●	any breach by Lilly or its subsidiaries of the master separation agreement or any other transaction document;
●	any untrue statement or omission of a material fact in Elanco’s governmental or public filings, to the extent caused by information furnished by Lilly or incorporated by reference from Lilly’s public filings; or
●	any untrue statement or omission of a material fact in Lilly’s governmental or public filings, to the extent not caused by information furnished by Elanco.

Exchange of Information. The master separation agreement provides for the mutual sharing of information between Lilly and Elanco in order to comply with applicable law, reporting, filing, audit or tax requirements or other applicable obligations, or for use in judicial or other proceedings.

Financial Reporting Covenants. Under the master separation agreement, Elanco agreed to comply with certain covenants relating to its financial reporting for so long as Lilly was required to consolidate Elanco’s results of operations and financial position or to account for its investment in Elanco under the equity method of accounting.

Elanco has also agreed that, for so long as Lilly provides Elanco services under the transitional services agreement, Elanco will not change its auditor, nor will Elanco engage its auditor for any non-audit services, in each case, without Lilly’s prior consent, and Elanco will generally implement and maintain Lilly’s business practices and standards in accordance with certain policies and procedures specified by Lilly, subject to appropriate materiality thresholds.

Other covenants and approval rights. The master separation agreement also contained certain other covenants that placed restrictions on Elanco’s actions, or required Lilly’s prior written approval to such actions, until Lilly disposed of its Elanco shares in the exchange offer.

Board representation. The master separation agreement provided that, for so long as Lilly and its affiliates beneficially owned at least 10% of Elanco voting shares, Lilly was entitled to designate for nomination certain representatives on the Board. Following the completion of the exchange offer, Lilly no longer has such rights.

No solicitation of employees. Subject to certain customary exceptions, for a period of 12 months following the date on which Lilly and its affiliates no longer own a majority of Elanco’s outstanding shares of common stock, neither Elanco or its affiliates, nor Lilly or its affiliates, will directly or indirectly solicit or encourage any employee of the other party at the level of senior director and above to leave his or her employment without the prior written consent of the other party.

Dispute resolution. The master separation agreement provides that Elanco and Lilly will use their respective commercially reasonable efforts to resolve disputes expeditiously and on a mutually acceptable negotiated basis by our respective senior level representatives. Any disputes unable to be resolved through such process will be referred to mediation, for non-binding resolution. Subject to compliance with the terms of the master separation agreement, either Elanco or Lilly, following the escalation and mediation procedures in the master separation agreement, may submit a dispute to a court of competent jurisdiction in Indiana.

Term. The master separation agreement will continue unless terminated by the mutual consent of Elanco and Lilly, although certain rights and obligations terminated upon a reduction in Lilly’s ownership of Elanco’s outstanding common stock.

Transitional Services Agreement

Historically, Lilly has provided Elanco significant shared services and resources related to corporate functions such as executive oversight, treasury, legal, finance, human resources, tax, internal audit, financial reporting, information technology and investor relations, which are referred to collectively as the “Lilly Services.” The transitional services agreement became operative as of the completion of IPO and the agreement will continue until the expiration or termination of the last Lilly Service to expire or be terminated, unless the agreement is earlier terminated according to its terms.

Under the transitional services agreement, Elanco is able to use Lilly Services for a fixed term established on a service-by-service basis. Partial reduction in the provision of any Lilly Service or termination of a Lilly Service prior to the expiration of the applicable fixed term requires Lilly’s consent. In addition, either party can terminate the agreement due to a material breach of the other party, upon prior written notice, subject to limited cure periods or if the other party undergoes a change of control.

Elanco will pay Lilly mutually agreed-upon fees for the Lilly Services provided under the transitional services agreement, which will be based on Lilly’s cost (including third-party costs) of providing the Lilly Services through March 31, 2021 and subject to a mark-up of 7% thereafter, with additional inflation-based escalation beginning January 1, 2020.

Tax Matters Agreement

Allocation of taxes.  Elanco entered into a tax matters agreement with Lilly immediately preceding the completion of the IPO that governs the parties’ respective rights, responsibilities and obligations with respect to tax liabilities and benefits, tax attributes, the

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preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes. In general, under the agreement:

●	Lilly is responsible for any U.S. federal, state, local or foreign taxes (and any related interest, penalties or audit adjustments and including those taxes attributable to Elanco’s business) reportable on a consolidated, combined or unitary return that includes Lilly or any of its subsidiaries (and Elanco and/or any of its subsidiaries) for any periods or portions thereof ending on or prior to the date of the closing of the IPO. Elanco is responsible for the portion of any such taxes for periods or portions thereof beginning after such date, as would be applicable to Elanco if it filed the relevant tax returns on a standalone basis.
●	Elanco is responsible for any U.S. federal, state, local or foreign taxes (and any related interest, penalties or audit adjustments) that are reportable on returns that include only Elanco and/or any of its subsidiaries, for all tax periods whether before or after the completion of the IPO.
●	Lilly is responsible for certain taxes imposed on Lilly and/or any of its subsidiaries and Elanco and/or any of its subsidiaries arising from, or attributable to, certain transfers of assets or liabilities in the separation.

Elanco is not generally entitled to receive payment from Lilly in respect of any of Elanco’s tax attributes or tax benefits or any reduction of taxes of Lilly. Neither party’s obligations under the agreement are limited in amount or subject to any cap. The agreement also assigns responsibilities for administrative matters, such as the filing of returns, payment of taxes due, retention of records and conduct of audits, examinations or similar proceedings. In addition, the agreement provides for cooperation and information sharing with respect to tax matters.

Lilly is primarily responsible for preparing and filing any tax return with respect to the Lilly affiliated group for U.S. federal income tax purposes and with respect to any consolidated, combined, unitary or similar group for U.S. state or local or foreign tax purposes that includes Lilly or any of its subsidiaries (including those that also include Elanco and/or any of its subsidiaries), as well as any tax return that includes only Lilly and/or any of its subsidiaries (including such tax returns that reflect taxes attributable to Elanco’s business). Elanco is generally responsible for preparing and filing any tax returns that include only Elanco and/or any of its subsidiaries.

The party responsible for preparing and filing a given tax return generally has exclusive authority to control tax contests related to any such tax return. Elanco generally has exclusive authority to control tax contests with respect to tax returns that include only Elanco and/or any of its subsidiaries.

Preservation of the tax-free status of certain aspects of the separation. Elanco and Lilly intend the separation, the transfer of net cash proceeds from the IPO and certain related financing transactions (which we refer to as the Debt Transactions) to Lilly and the exchange offer to qualify as a tax-free transaction under Section 355, Section 368(a)(1)(D) and related provisions of the Code. In addition, Elanco and Lilly intend for the separation, the transfer of net cash proceeds from the IPO and the Debt Transactions to Lilly, the exchange offer and certain related transactions to qualify for tax-free treatment under U.S. federal, state and local tax law and/or foreign tax law.

In connection with certain opinions obtained by Lilly from its outside tax attorneys and advisors, Elanco has made representations regarding the past and future conduct of its business and certain other matters. Elanco has also agreed to certain covenants that contain restrictions intended to preserve the tax-free status of the separation, the transfer of net cash proceeds from the IPO and the Debt Transactions to Lilly, the exchange offer and certain related transactions. Elanco may take certain actions prohibited by these covenants only if Lilly receives a private letter ruling from the IRS or Elanco obtains and provides to Lilly an opinion from a U.S. tax counsel or accountant of recognized national standing, in either case acceptable to Lilly in its sole and absolute discretion, to the effect that such action would not jeopardize the tax-free status of these transactions. Elanco is barred from taking any action, or failing to take any action, where such action or failure to act adversely affects or could reasonably be expected to adversely affect the tax-free status of these transactions, for all time periods. In addition, during the time period ending two years after the date of the exchange offer these covenants include specific restrictions on Elanco’s:

●	issuance or sale of stock or other securities (including securities convertible into Elanco stock but excluding certain compensatory arrangements);
●	sales of assets outside the ordinary course of business; and
●	entering into any other corporate transaction which would cause Elanco to undergo a 40% or greater change in its stock ownership.

Elanco has generally agreed to indemnify Lilly and its affiliates against any and all tax-related liabilities incurred by them relating to the separation, the transfer of net cash proceeds from the IPO and the Debt Transactions to Lilly, the exchange offer and/or certain related transactions to the extent caused by an acquisition of Elanco stock or assets or by any other action undertaken by Elanco. This indemnification provision applies even if Lilly has permitted Elanco to take an action that would otherwise have been prohibited under the tax-related covenants described above.

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Employee Matters Agreement

Elanco entered into an employee matters agreement with Lilly immediately prior to the completion of IPO. The employee matters agreement governs Lilly’s, Elanco’s and the parties’ respective subsidiaries’ and affiliates’ rights, responsibilities and obligations after the IPO with respect to employees, compensation, employment, employee benefit plans and related matters. Below is a summary of the terms of the employee matters agreement.

Benefit plans generally. Prior to the completion of the IPO, except with respect to any cash bonus or equity compensation plans, Elanco was a participating employer in the Lilly benefit plans in which Elanco’s employees participated at such time, to the extent permitted under the plans. Except as otherwise agreed to by the parties, Elanco ceased to be a participating employer in the Lilly plans and adopted its own benefit plans on January 1, 2019, which is referred to as the “Plan Transition Date.” An appropriate allocation of Elanco costs incurred under the Lilly benefit plans prior to the Plan Transition Date shall be charged back to Elanco. Lilly will retain the right to amend or terminate its plans. As of the completion of the IPO, Elanco adopted or retained, as applicable, cash bonus and equity compensation plans for its employees. Under the cash bonus plans, Elanco pays its employees on generally the same basis as in effect prior to the IPO for the performance period which includes the IPO and will assume any liability for the payment of bonuses under Lilly’s bonus plans, to the extent applicable. As of the Plan Transition Date, Elanco has established or will establish benefit plans that are generally comparable to the Lilly plans in which its employees participated prior to the Plan Transition Date. The employee matters agreement does not obligate Elanco to establish any defined benefit pension plan, retiree medical plan or nonqualified plan for its U.S. employees, unless required by law or an applicable collective bargaining agreement, and all liabilities relating to any such plan maintained by Lilly shall remain with Lilly (other than as provided for under “— Non-U.S. retirement benefit arrangements”).

Employment. Prior to the completion of the IPO, Elanco generally offered employment to certain employees who provided services to its business and who did not otherwise transfer to Elanco entities by operation of law. The date on which any such transferring employee is considered to be employed by Elanco (either by operation of law or of an offer) for purposes of the employee matters agreement is referred to as the “Employee Transfer Date.” To the extent that severance or termination obligations were triggered by or as a result of such transfers or Elanco’s failure to make offers or continue employment as required by the employee matters agreement or are required to be paid under applicable law or a Lilly plan, Lilly will administer the severance pay or termination pay obligations in accordance with the terms and conditions of the applicable Lilly severance pay or termination pay plan or policy, or as otherwise required by applicable law, and Elanco will indemnify Lilly for such liability. If any of Elanco’s U.S. employees began receiving long-term disability leave benefits under Lilly’s disability plan before the applicable Plan Transition Date, such employees remain eligible for such benefits after the Plan Transition Date, subject to all applicable requirements of the disability plan. For the period starting as of the completion of the IPO and ending on December 31, 2019, Elanco employees will be entitled to receive: (A) (i) at least the same salary or wages, and cash bonus opportunities at target, (ii) equity incentive commitments equal to the equity budget value and (iii) other material terms and conditions of employment as such employees were provided immediately before January 1, 2019; and (B) employee benefits and perquisites (other than cash bonus opportunities, equity incentive commitments, defined benefit pension, retiree medical and nonqualified benefits) that are substantially comparable in the aggregate to the employee benefits and perquisites that such employees were provided under applicable plans of Lilly before January 1, 2019. Elanco will use reasonable efforts to assume, as of the Employee Transfer Date, any applicable employment agreements or other individual benefit or compensation agreement entered into between Lilly and a transferring employee and will indemnify Lilly for all liabilities under such agreements. In addition, Elanco expects to provide to any of its employees whose employment is terminated during the period ending on December 31, 2019, a level of severance benefits that is equal to the greater of (i) the severance benefits the employee would have received under the applicable Lilly plans in effect immediately before January 1, 2019, or (ii) the severance benefits provided under Elanco’s severance arrangements applicable to similarly-situated employees, in each case, calculated based on the employee’s compensation and service.

Unions and collective bargaining agreements. The parties will cooperate to inform and consult with any applicable representative of a labor union, or similar organization, covering any transferring employee, to the extent required by law or the applicable collective bargaining agreement or similar arrangement. As of the Employee Transfer Date, Elanco will assume any collective bargaining, or similar, agreements or arrangements covering any such employees and indemnify Lilly for all related liabilities.

Credited service. Elanco will cause its employee benefit plans to credit its employees, without duplication of benefits, for service with Lilly on or prior to the Employee Transfer Date, and for service with Elanco on or following the Employee Transfer Date, for purposes of eligibility and vesting under all of Elanco’s employee benefit plans and arrangements and computation of vacation, sick days or severance benefits, or as may otherwise be required by applicable law.

U.S. defined benefit and retiree medical plans. Following the Plan Transition Date, U.S. employees will generally be eligible to receive credit for service with Elanco for vesting and eligibility service (but not benefit service) under the Eli Lilly Retirement Plan and the Eli Lilly and Company Retiree Health Plan through a date not later than December 31, 2023, to the extent permitted by and subject to the terms of such plans.

U.S. defined contribution plans. Elanco established a 401(k) plan for its U.S. employees effective as of the Plan Transition Date with terms that are substantially similar to Lilly’s 401(k) plan, except that it will provide for a 6% company match and 3% non-elective company contribution. Any transferring employee whose Employee Transfer Date was on or before January 1, 2019 is 100% vested in Elanco’s 401(k) plan. Elanco accepted the transfer from the U.S. Lilly qualified defined contribution plan to its qualified defined contribution plan of any assets and liabilities allocable to the participants transferring to Elanco. Elanco’s employees are 100% vested in

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their account balances under the Lilly qualified defined contribution benefit plan as of the Plan Transition Date, and ceased being eligible to receive any employer contributions from Lilly effective December 31, 2018.

U.S. Lilly nonqualified plans. As of the Plan Transition Date, any transferring employee ceased being eligible for contributions from Lilly under the Eli Lilly Excess Savings Plan and Deferred Compensation Plan for services rendered after December 31, 2018. Following the Plan Transition Date, U.S. employees will generally be eligible to receive credit for service with Elanco for vesting and eligibility service (but not benefit service) under the Eli Lilly Excess Benefit Retirement Plan through a date not later than December 31, 2023, to the extent permitted by and subject to the terms of the plan.

Non-U.S. retirement benefit arrangements. The employee matters agreement provides for the transfer from Lilly to Elanco of any retirement benefit arrangement covering Elanco employees located outside of the U.S. and of any related obligations or liabilities, unless otherwise agreed by the parties.

Lilly equity compensation. The employee matters agreement provides that, prior to the completion of the IPO, the board of directors of Lilly would determine how any Lilly equity, equity-related and long-term performance awards granted to Elanco’s transferring employees will be treated under the applicable Lilly plans.

Toll Manufacturing and Supply Agreement

Elanco entered into a toll manufacturing and supply agreement with Lilly immediately prior to the completion of the IPO. Lilly has historically manufactured Humatrope drug substance for use in the human health field at its Speke manufacturing site, which site is being transferred to Elanco in connection with the separation. Under the toll manufacturing and supply agreement, Elanco will continue to exclusively manufacture Humatrope for Lilly at the Speke site until December 31, 2020; provided, however, that such obligation may continue through December 31, 2023 (through the exercise of three one-year extensions) if Lilly’s replacement third party supplier of Humatrope has not received all necessary governmental approvals or cannot meet Lilly’s volume requirements.

The tolling fee that Elanco charges Lilly for the provision of such manufacturing and supply services is based on local value added plus a reasonable arm’s length mark-up. By October 1 of each calendar year during the term of the toll manufacturing and supply agreement, Elanco will mutually agree upon a new tolling fee to be effective for the following calendar year.

Under the toll manufacturing and supply agreement, Elanco agrees not to manufacture or sell any product that is competitive to Humatrope for a period of five years after the expiration or termination of the agreement. In addition, during the term of the agreement, Elanco agrees not to manufacture any product other than Humatrope at certain buildings of the Speke manufacturing site without Lilly’s consent.

Intellectual Property and Technology License Agreement

Elanco entered into an intellectual property and technology license agreement with Lilly immediately prior to the completion of the IPO. Under the intellectual property and technology license agreement, Lilly granted Elanco an exclusive, perpetual license to exploit products in the animal health field that utilize or use certain of Lilly’s intellectual property (excluding trademarks). In addition, Lilly granted Elanco a non-exclusive, non-sublicenseable license to screen certain compounds in Lilly’s compound libraries to exploit products in the animal health field that utilize or use certain of Lilly’s intellectual property. This screening license has an initial term of two years, subject to three one-year extensions, each of which requires Lilly’s consent.

If Elanco makes any improvements to the licensed intellectual property, Elanco shall retain ownership of such improvements and provide Lilly with a non-exclusive, perpetual license to use the intellectual property in fields outside animal health (including human health).

For a period of two years following the effective date of the intellectual property and technology license agreement, each party has a right of first offer with respect to third-party offers that the other party receives to license such other party’s intellectual property in the first party’s field (animal health versus human health). In connection with such right, Elanco will negotiate exclusively as to such offer for the use of the other party’s intellectual property in the first party’s field.

Under the intellectual property and technology license agreement, Elanco will provide quarterly reports to Lilly describing any know-how generated under the agreement, including inventions, patentable subject matter, discoveries, and technical data. Elanco will retain ownership of such generated know-how and will provide Lilly with a non-exclusive, perpetual license to use the know-how in fields outside animal health (including human health).

Transitional Trademark License Agreement

Elanco entered into a transitional trademark license agreement with Lilly immediately prior to the completion of the IPO. Under the transitional trademark license agreement, Lilly granted Elanco a transitional license to use certain of Lilly’s trademarks for a period of time following the IPO. Such license is non-exclusive and royalty-free, and allows Elanco to use certain of Lilly’s trademarks on Elanco’s product packaging, any advertising materials used in connection with the sale and distribution of Elanco products, and generally in connection with the sale and distribution of its products and in the day-to-day operation of its business (including in Elanco’s books and records).

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Such license will terminate on a product-by-product and country-by-country basis. The term of the license will not extend beyond four years; provided, however, that the license can extend for one additional year (beyond such four years) if the parties mutually agree upon such extension. Lilly can terminate the transitional trademark license agreement due to our breach of such agreement, upon prior written notice, subject to a limited cure period.

Registration Rights Agreement

Elanco entered into a registration rights agreement with Lilly immediately prior to the completion of the IPO, pursuant to which Elanco agreed that, upon the request of Lilly, Elanco would use its reasonable best efforts to effect the registration under applicable federal and state securities laws of any shares of Elanco common stock retained by Lilly following the IPO. Prior to the commencement of the exchange offer, we filed a registration statement on Form S-4 registering the shares of our common stock exchanged by Lilly in the exchange offer. Pursuant to the registration rights agreement, we were generally responsible for all registration expenses in connection with the performance of our obligations under the registration rights provisions in the registration rights agreement. Lilly is responsible for its own internal fees and expenses, any applicable underwriting discounts or commissions and any stock transfer taxes. The agreement contains indemnification and contribution provisions by us for the benefit of Lilly and, in limited situations, by Lilly for the benefit of us with respect to the information provided by or failed to be provided by Lilly included or omitted, as applicable, in the registration statement, prospectus or related document.

Policy Concerning Related Person Transactions

Elanco’s board of directors has adopted a written policy, which is referred to as the “related person transaction policy”, for the review of any transaction, arrangement or relationship in which Elanco is a participant, if the amount involved exceeds $120,000 and one of Elanco’s executive officers, directors, director nominees or beneficial holders of more than 5% of Elanco’s total equity (or their immediate family members), each of whom is referred to as a “related person”, has a direct or indirect material interest. This policy was not in effect when Elanco entered into the transactions described above.

Each of the agreements between Elanco and Lilly and its subsidiaries that were entered into prior to the completion of the IPO, and any transactions contemplated thereby, were deemed to be approved and not subject to the terms of such policy. If a related person, other than Lilly and its affiliates, proposes to enter into such a transaction, arrangement or relationship, which is referred to as a “related person transaction”, the related person must report the proposed related person transaction to Elanco’s Audit Committee. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee. In approving or rejecting such proposed transactions, the Audit Committee will be required to consider relevant facts and circumstances. The Audit Committee will approve only those transactions that, in light of known circumstances, are deemed to be in Elanco’s best interests. In the event that any member of the Audit Committee is not a disinterested person with respect to the related person transaction under review, that member will be excluded from the review and approval or rejection of such related person transaction; provided, however, that such Audit Committee member may be counted in determining the presence of a quorum at the meeting of the Audit Committee at which such transaction is considered. If Elanco becomes aware of an existing related person transaction which has not been approved under the policy, the matter will be referred to the Audit Committee. The Audit Committee will evaluate all options available, including ratification, revision or termination of such transaction. In the event that management determines that it is impractical or undesirable to wait until a meeting of the Audit Committee to consummate a related person transaction, the chairman of the Audit Committee may approve such transaction in accordance with the related person transaction policy. Any such approval must be reported to the Audit Committee at its next regularly scheduled meeting.

A copy of Elanco’s related person transaction policy is available on Elanco’s website at investor.elanco.com under “Governance.”

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors and executive officers, persons who beneficially own more than ten percent of a registered class of our equity securities, and certain other persons to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and to furnish the Company with copies of the forms. Based solely on our review of the forms we received or that were filed with the SEC, or written representations from reporting persons, we believe that all of our directors and executive officers complied with all such filing requirements during 2018.

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Executive Officers

The following table sets forth the names, ages, as of March 15, 2019, titles and biographical information relating to Elanco’s executive officers.

Name and Position	Age	Biographical Information

Jeffrey N. Simmons President and Chief Executive Officer	51	Jeffrey N. Simmons has served as our president and Chief Executive Officer since July 2018. For additional biographical information, see page 11.

Todd S. Young Executive Vice President and Chief Financial Officer	47	Todd S. Young has served as Elanco’s Executive Vice President and Chief Financial Officer since November 2018. Prior to joining Elanco, Mr. Young was the Executive Vice President and Chief Financial Officer at ACADIA Pharmaceuticals, a biopharmaceutical company, since 2016. Prior to his time at ACADIA, Mr. Young served as Senior Vice President and Treasurer leading the creation of a capital structure for Baxalta, a biopharmaceutical company, up until its acquisition by Shire in June 2016. Prior to Baxalta, Mr. Young worked for over 14 years at Baxter International Inc., a health care company, in multiple leadership roles, including Corporate Vice President and Treasurer, Vice President, International Finance, and Vice President, Global Financial Planning and Analysis.

James M. Meer Chief Accounting Officer	49	James M. Meer has served as Elanco’s Chief Accounting Officer since September 2018. Prior to joining Elanco, Mr. Meer served as the Chief Financial Officer of Healthx, Inc., a healthcare technology company, since June 2017. Prior to joining Healthx, he served as Senior Vice President of Finance at Appirio, an information technology consulting company, from 2014 to 2017 and as Vice President and Corporate Controller at Salesforce (previously ExactTarget), a cloud-based software company, from 2011 to 2014. Prior to 2011, Mr. Meer held various financial, accounting and strategy positions at 3M (previously Aero Technologies Inc.), Hill-Rom, Hillenbrand Industries and Ernst & Young LLP.

Ramiro M. Cabral Executive Vice President, Elanco International	47	Ramiro M. Cabral has served as Elanco’s Executive Vice President, Elanco International since January 2019. Mr. Cabral served as Executive Vice President, Elanco International and Global Customer Value from July 2018 to December 2018 and as Vice President and Chief Marketing Officer of the Elanco Animal Health division of Lilly from 2017 until September 2018. Mr. Cabral joined Lilly in 2005 and held various leadership positions for Elanco, including Vice President and Head of Operations for Elanco EMEA from 2013 to 2017 and Senior Director, U.S. Beef Business Unit from 2011 to 2013.

Michael-Bryant Hicks Executive Vice President, General Counsel and Corporate Secretary	44	Michael-Bryant Hicks has served as Elanco’s Executive Vice President, General Counsel and Corporate Secretary since July 2018. Mr. Hicks served as General Counsel of the Elanco Animal Health division of Lilly from May 2018 to September 2018. Prior to joining Elanco, Mr. Hicks served in various legal roles, including General Counsel at Mallinckrodt plc, a specialty pharmaceutical company, from 2016 to 2018, Senior Vice President, General Counsel and Corporate Strategy at The Providence Service Corporation, a social services company, from 2014 to 2016 and as Assistant General Counsel at DaVita Inc., a health care company, from 2011 to 2013.

David S. Kinard Executive Vice President, Human Resources	52	David S. Kinard has served as Elanco’s Executive Vice President, Human Resources since January 2019. Mr. Kinard served as Elanco’s Executive Vice President, Human Resources and Corporate Affairs from July 2018 to December 2018 and as Vice President of Human Resources and Global Learning and Development for the Elanco Animal Health division of Lilly from May 2018 to September 2018. Prior to May 2018, Mr. Kinard served in various leadership roles for Lilly, including Vice President of Human Resources for a variety of Lilly businesses, including Lilly International in 2017, Bio-Medicines and Emerging Markets from 2015 to 2017 and Lilly Diabetes and Global Employee Relations/HR Operations from 2011 to 2015.

Sarena S. Lin Executive Vice President, Elanco USA, Corporate Strategy and Global Marketing	48	Sarena S. Lin has served as Elanco’s Executive Vice President, Elanco USA, Corporate Strategy and Global Marketing since January 2019. Ms. Lin served as Executive Vice President, Elanco USA and Global Strategy from July 2018 to December 2018 and as Senior Vice President of North American Operations and Strategy at the Elanco Animal Health division of Lilly from January 2018 to September 2018. Prior to joining Lilly, Ms. Lin served as President of Cargill Feed & Nutrition, an animal nutrition company, from 2014 to 2017. Prior to 2014, Ms. Lin served as Global Head of Strategy and Business Development for Cargill from 2011 to 2014. Ms. Lin served on the board of directors for the animal health and dental distributor, Patterson Companies, from 2014 to 2018.

Aaron L. Schacht Executive Vice President, Innovation, Regulatory and Business Development	51	Aaron L. Schacht has served as Elanco’s Executive Vice President, Innovation, Regulatory and Business Development since July 2018. Mr. Schacht served as the Vice President of global research and development of the Elanco Animal Health division of Lilly from 2015 to September 2018. Prior to 2015, Mr. Schacht served in various leadership roles for Lilly,

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including Global Brand Development Leader of Pain in Lilly BioMedicines in 2014, Senior Advisor of Strategy & Business Development for Lilly BioMedicines from 2012 to 2014 and Executive Director of Global External R&D at Lilly from 2008 to 2012

David A. Urbanek Executive Vice President, Manufacturing and Quality	52	David A. Urbanek has served as Elanco’s Executive Vice President, Manufacturing and Quality since July 2018. Mr. Urbanek served as Vice President of Manufacturing at the Elanco Animal Health division of Lilly from November 2017 to September 2018. Prior to that, Mr. Urbanek served in various leadership roles for Lilly’s Manufacturing division, including Senior Director of Emerging Markets Manufacturing from 2013 to 2017, Senior Director of Global Diabetes Manufacturing from 2011 to 2013 and Senior Director of External Drug Products Operations from 2009 to 2011.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This compensation, discussion and analysis (“CD&A”) provides detailed information regarding Elanco’s Chief Executive Officer, Chief Financial Officer, former Chief Financial Officer, former Acting Chief Financial Officer and three most highly-compensated executive officers who are named below (collectively, the “Named Executive Officers”) with respect to 2018 compensation:

Name	Title
Jeffrey N. Simmons	President, Chief Executive Officer and Director
Todd S. Young(1)	Executive Vice President and Chief Financial Officer
Sarena S. Lin	Executive Vice President, Elanco USA, Corporate Strategy and Global Marketing
David A. Urbanek	Executive Vice President, Manufacturing and Quality
David S. Kinard	Executive Vice President, Human Resources
Christopher W. Jensen(2)	Former Chief Financial Officer
Lucas E. Montarce(3)	Former Acting Chief Financial Officer

(1)	Mr. Young has served as Elanco’s Chief Financial Officer since November 1, 2018.
(2)	Mr. Jensen served as Elanco’s Chief Financial Officer beginning on April 23, 2018, but began a medical leave of absence on or about August 1, 2018 and did not return to his position.
(3)	Mr. Montarce was named Acting Chief Financial Officer on August 1, 2018 and served in that role through October 31, 2018.

Prior to the IPO, Elanco’s business operated as part of a division of Lilly. As a result, the discussion in this CD&A as it relates to Elanco’s compensation programs prior to the IPO, relates to Lilly’s compensation philosophy because Lilly established and managed the compensation for all of the Named Executive Officers until the completion of the IPO on September 24, 2018. Because Ms. Lin and Messrs. Montarce, Jensen, Kinard and Urbanek were not executive officers of Lilly, their compensation prior to the IPO was determined by Lilly’s senior management consistent with Lilly’s compensation philosophy, but was not specifically determined or reviewed by the Lilly compensation committee. As a Lilly executive officer prior to the IPO, Mr. Simmons’ compensation was reviewed and determined by Lilly’s compensation committee, with the advice of the compensation consultant engaged by Lilly’s compensation committee.

In connection with the IPO, the Elanco board of directors approved the pay packages for the executive officers of Elanco, including certain of the Named Executive Officers. In connection with his hiring following the IPO, Mr. Young’s compensation was reviewed and approved by the Elanco Compensation Committee. This Elanco compensation for 2018 is more fully described below under “Elanco Compensation Program — Compensation Arrangements.”

This CD&A discusses the compensation programs applicable to Named Executive Officers and their compensation thereunder in 2018, including a description of Lilly’s compensation philosophy, the elements of each compensation program, the factors that Lilly considered in setting compensation, and how results affected incentive payouts for 2018 performance for each of the Named Executive Officers with respect to the period prior to the IPO. This CD&A also describes certain elements of Elanco’s compensation programs and policies following the IPO through December 31, 2018, which largely reflect Elanco’s determination to generally maintain Lilly’s compensation philosophy and other elements of Lilly’s compensation programs and policies through the exchange offer, with certain adjustments to pay packages in connection with the IPO as described under “Elanco Compensation Program” below.

Lilly’s Philosophy on Compensation

Lilly’s compensation programs are designed to help achieve the goals of attracting, engaging and retaining highly talented individuals who are committed to its core values of integrity, excellence and respect for people while balancing the long-term interests of its shareholders and customers.

Lilly’s compensation and benefits programs are based on the following objectives:

•
Reflect individual and company performance. Lilly reinforces a high-performance culture by linking pay with individual performance and company performance. As Lilly employees assume greater levels of responsibility, the proportion of total compensation based on company performance and shareholder returns increases. Lilly performs an annual review to ensure its programs provide incentives to deliver long-term, sustainable business results while discouraging excessive risk-taking or other adverse behaviors.

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EXECUTIVE COMPENSATION

•
Attract and retain talented employees.  Lilly aims for compensation opportunities at Lilly to be competitive with its peer group and reflect the level of job impact and responsibility. Retention of talent is an important factor in the design of its compensation and benefit programs.

•
Implement broad‑based programs.  While the amount of compensation paid to employees varies, the overall structure of Lilly’s compensation and benefit programs is broadly similar across the organization to encourage and reward all employees who contribute to its success.

•
Consider shareholder input.  Lilly management and the Lilly compensation committee consider the results of its annual say‑on‑pay vote and other sources of shareholder feedback when designing Lilly’s compensation and benefit programs.

For the time between the completion of the IPO and the end of the performance period on December 31, 2018, Elanco generally continued Lilly’s compensation philosophy. The Elanco Compensation Committee will further review and adjust this philosophy as it deems appropriate in 2019.

Compensation Processes and Analysis

Process for Setting Compensation

The Lilly compensation committee considered individual performance assessments, compensation recommendations from senior leadership, Lilly’s company performance, Elanco performance (as applicable), Lilly’s peer group data, input from its compensation consultant and its own judgment when determining compensation for its executive officers. When determining the compensation for employees who were not executive officers of Lilly, Lilly’s senior management considered similar factors consistent with Lilly’s philosophy, focusing on individual performance assessments, compensation recommendations from senior leadership, Elanco’s performance (as applicable) and their own judgment.

•	Assessment of individual performance. The applicable Named Executive Officer’s individual performance assessment was based on achievement of objectives established at the start of each year, including the demonstration of Lilly values and leadership behaviors.
•	Assessment of company performance. Lilly company performance and Elanco performance, as applicable, were considered in two ways:
•	Overall performance of the prior year based on a variety of metrics, which was a factor in establishing target compensation.
•	Specific performance goals were established at the beginning of each performance year to determine payouts under cash and equity incentive programs.
•	Peer group analysis. Lilly used data from its peer group as a market check for compensation decisions, but did not use this data as the sole basis for its compensation targets.
•	Input from an independent compensation consultant concerning executive pay. Lilly’s compensation committee received the advice of its independent compensation consultant, Frederic W. Cook & Co., Inc., when setting Lilly executive officer compensation.

Lilly Peer Group

Lilly’s peer group for 2018 was comprised of companies that directly competed with Lilly, operated in a similar business model and employed people with the unique skills required to operate an established biopharmaceutical company. Lilly’s compensation committee selected a peer group whose median market cap and revenues were broadly similar to Lilly’s. Lilly’s peer group for 2018 consisted of the following companies:

Abbvie	Celgene	Merck
Amgen	Gilead	Novartis
AstraZeneca	GlaxoSmithKline	Pfizer
Baxter	Hoffman-La Roche	Sanofi-Aventis
Biogen	Johnson & Johnson	Shire
Bristol-Myers Squibb	Medtronic

With the exception of Johnson & Johnson, Novartis and Pfizer, peer companies were no greater than three times Lilly’s size on both measures. Lilly’s compensation committee included these three companies despite their size because they compete directly with Lilly, have similar business models and seek to hire from the same pool of management and scientific talent.

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EXECUTIVE COMPENSATION

Components of Executive Compensation

The executive compensation program for the Named Executive Officers for 2018, both before and after the IPO, was primarily comprised of base salary, annual cash bonus and equity awards.

•	Prior to the IPO, the annual cash bonus programs included:
•	Elanco Corporate Bonus Plan (“Elanco Bonus Plan”), under which bonuses are calculated based on Elanco’s performance as compared to Elanco’s internal targets for revenue and operating margin, Elanco’s innovation progress and Lilly’s performance under The Eli Lilly and Company Bonus Plan (“Lilly Bonus Plan”). Mr. Simmons’ bonus payout under the Elanco Bonus Plan was also subject to the terms of the Lilly Executive Officer Incentive Plan (EOIP) through the date of the IPO; and
•	Lilly Bonus Plan, under which bonuses are calculated based on Lilly’s performance as compared to Lilly’s internal targets for revenue, earnings per share (“EPS”), and Lilly innovation progress.
•	Following the IPO, Elanco maintained the Elanco Bonus Plan with the same metrics and eligibility for the remainder of 2018, but adjusted the annual bonus targets for certain Named Executive Officers. Mr. Simmons’ bonus payout for the period following the IPO was no longer subject to the EOIP. See “2018 Compensation — Setting Target Compensation — Annual Cash Bonus Targets” below.
•	Prior to the IPO, equity incentives included:
•	Performance awards (“Lilly PAs”), which are Lilly equity awards with a performance component measuring Lilly’s two-year growth in EPS relative to the expected peer group growth. For performance awards granted to Lilly executive officers (“Executive Officer PAs”), including Mr. Simmons, the two-year performance period is immediately followed by a thirteen-month service-vesting period;
•	Shareholder value awards (“Lilly SVAs”), which are Lilly equity awards with a performance component measuring absolute Lilly stock price growth over a three-year performance period. For shareholder value awards granted to Lilly executive officers (“Executive Officer SVAs”), including Mr. Simmons, Lilly also applies a measure of total shareholder return (“TSR”) relative to peers and a one-year holding period; and
•	Lilly Restricted Stock Units (“Lilly RSUs”), which are Lilly time-vested equity awards issued to executives for purposes of retention or to partially offset outstanding awards that were forfeited when transitioning their employment to Lilly.
•	Following the IPO, equity awards included:
•	Elanco stock options (“Elanco Options”), which are Elanco nonqualified stock options with a three- year vesting period followed by a seven-year exercise period. Elanco Options were issued to certain executive officers of Elanco, including our Named Executive Officers (other than Mr. Montarce and Mr. Young, who joined Elanco on November 1, 2018); and
•	Elanco Restricted Stock Units (“Elanco RSUs”), which are Elanco time-vesting equity awards issued to certain executive officers of Elanco, including our Named Executive Officers (other than Mr. Montarce).

Lilly employees prior to the IPO, which included the Named Executive Officers (other than Mr. Young), also received a company benefits package, described below under “Other Compensation Practices and Information — Employee Benefits.” Following the IPO, Elanco employees, including the Named Executive Officers, received benefits that were substantially similar to the Lilly benefits package prior to the IPO.

1.	Base Salary

Base salaries for Lilly employees, including for the Named Executive Officers who were Lilly employees prior to the IPO, were reviewed and established annually by Lilly and may be adjusted upon promotion, following a change in job responsibilities or to maintain market competitiveness. Salaries are based on each person’s level of contribution, responsibility, expertise and competitiveness with Lilly peer group data.

Base salary increases for 2018 were established based upon a Lilly corporate budget for salary increases, which were set considering Lilly performance over the prior year, expected Lilly performance for the following year and general external trends. In setting salaries, Lilly seeks to retain, motivate and reward successful performers, while maintaining affordability within the company’s business plan.

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EXECUTIVE COMPENSATION

In connection with the IPO, the base salaries of certain of the Named Executive Officers were adjusted as described under “Elanco Compensation Program” below.

2.	Annual Cash Bonus

The Named Executive Officers participated in the Elanco Bonus Plan during 2018, which was administered by Lilly prior to the IPO and by Elanco for the period from the completion of the IPO through December 31, 2018. The Elanco Bonus Plan for 2018 was designed to reward the achievement of Elanco’s financial goals, innovation objectives and contributions to Lilly’s overall financial success for the year. The bonus is based on four areas that are measured relative to internal targets: Elanco revenue, Elanco operating margin, Elanco innovation progress and Lilly corporate objectives as measured under the Lilly Bonus Plan (referred to as the Lilly Bonus Plan Multiple).

Mr. Kinard also participated in the Lilly Bonus Plan through April 2018 after which he participated in the Elanco Bonus Plan. Mr. Montarce participated in the Elanco Bonus Plan through October 2018, at which time he stepped down from service as Elanco’s Acting CFO to return to Lilly, after which he participated in the Lilly Bonus Plan. The Lilly Bonus Plan is designed to reward the achievement of Lilly’s financial goals and innovation objectives. The bonus is based on three areas that are measured relative to internal targets: Lilly revenue, Lilly EPS and Lilly innovation progress.

Elanco and Lilly performance goals under the Elanco Bonus Plan and the Lilly Bonus Plan and individual bonus targets are set at the beginning of each year. Actual payout can range from 0% to 200% of an individual’s bonus target. Performance targets and the assessment of the relative weighting for each objective is based upon annual operating plans with a threshold, target and maximum set for each objective (with straight line interpolation for achievement between relevant levels). The 2018 weightings were as follows:

Elanco Bonus Plan

Elanco Goals	Weighting
Elanco revenue performance	25%
Elanco operating margin performance	25%
Elanco innovation progress	25%
Lilly Bonus Plan Multiple	25%

Based on this weighting, the Elanco Bonus Plan multiple is calculated as follows:

(0.25 × revenue multiple) + (0.25 × operating margin multiple) + (0.25 × innovation multiple) + (0.25 × Lilly Bonus Plan Multiple) = Elanco Bonus Plan multiple

The annual Elanco Bonus Plan payout for each individual is calculated as follows:

Elanco Bonus Plan multiple × individual bonus target × base salary earnings = payout

Lilly Bonus Plan

Lilly Goals	Weighting
Lilly revenue performance	25%
Lilly EPS performance	50%
Lilly innovation progress	25%

Based on this weighting, the Lilly Bonus Plan multiple is calculated as follows:

(0.25 × revenue multiple) + (0.50 × EPS multiple) + (0.25 × innovation multiple)
= Lilly Bonus Plan multiple

The annual Lilly Bonus Plan payout for each individual is calculated as follows:

Lilly Bonus Plan multiple × individual bonus target × base salary earnings = payout

For Mr. Simmons, who was a Lilly executive officer prior to the IPO, the annual bonus was subject to the terms of the Lilly Executive Officer Incentive Plan (EOIP). Under the EOIP, the maximum annual cash bonus allowable is calculated based on Lilly’s non-GAAP net income for the year. For Mr. Simmons, the maximum amount for 2018 was 0.15% of non-GAAP net income, which would only apply for the portion of the year during which he was a Lilly executive officer. None of the Lilly executive officers, which included Mr. Simmons prior to the IPO, receive an annual cash bonus payment unless Lilly has positive non-GAAP net income for the year.

Under the EOIP, once the maximum payout for Mr. Simmons has been determined, the Lilly compensation committee has the discretion to reduce (but not increase) the amount to be paid. In exercising this discretion, the committee’s intent is to award the lesser of (i) the bonus Mr. Simmons would have received under the Elanco Bonus Plan or (ii) the EOIP maximum payout. Accordingly, for

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EXECUTIVE COMPENSATION

2018, the Lilly compensation committee, in its discretion, reduced Mr. Simmons’ bonus payout under the EOIP to a level that was based entirely on Elanco performance, which was pro-rated for the period prior to the IPO during which he was a Lilly executive officer. For detail regarding Elanco Bonus Plan payouts before and after the IPO, see “2018 Compensation Payouts — Elanco Bonus Plan” below.

3.	Equity Incentives

Lilly primarily grants two types of equity incentives to executives and certain other employees during its annual cycle — Lilly PAs and Lilly SVAs. Lilly PAs are designed to focus leaders on multi-year operational performance relative to peer companies. Lilly SVAs align earned compensation with long-term growth in Lilly shareholder value. The Lilly compensation committee has the discretion to adjust downward (but not upward) any equity award payout, including Lilly executive officer’s payout from the amount yielded by the applicable formula.

Executive Officer PAs and Executive Officer SVAs are awarded to Lilly executive officers, which included Mr. Simmons prior to the IPO. The Elanco equity awards granted to the Named Executive Officers following the IPO are described under “Elanco Compensation Program” below.

In connection with the exchange offer, all then-unvested Lilly equity awards held by the Named Executive Officers (other than Mr. Montarce, who will remain employed by Lilly) were forfeited for no consideration in connection with the exchange offer. The Elanco Compensation Committee has authorized the issuance of Elanco equity awards of similar value and duration of the forfeited awards following the exchange offer. See “Looking Ahead to 2019 Compensation” below.

Performance Awards (Lilly PAs and Executive Officer PAs)

Messrs. Kinard, Montarce, and Urbanek received Lilly PAs that vest over two years. Potential Lilly shares are based on achieving Lilly EPS growth targets over a two-year performance period. The growth-rate targets are set relative to the median expected EPS growth for Lilly’s peer group. These awards do not accumulate dividends.

Lilly executive officers, including Mr. Simmons, received the Executive Officer PAs, which use the same two-year EPS growth-rate targets as the Lilly PAs for determining the number of Lilly shares; however, the performance period is followed by an additional thirteen-month service-vesting period during which the award is held in the form of Lilly restricted stock units. Executive officers accumulate dividend equivalent units during the thirteen-month service vesting period which are paid upon the vesting of the underlying award.

The Lilly compensation committee believes EPS growth is an effective measure of operational performance because it is closely linked to shareholder value, is broadly communicated to the public, is easily understood by its employees and allows for objective comparisons to its peer group performance. Consistent with its compensation objectives, Lilly company performance exceeding the expected peer group median results in above-target payouts, while Lilly company performance lagging the expected peer group median results in below-target payouts. Possible payouts range from 0% to 150% of the target, depending on Lilly EPS growth over the performance period.

Shareholder Value Awards (Lilly SVAs and Executive Officer SVAs)

Messrs. Kinard, Montarce and Urbanek received Lilly SVAs. These awards are based on Lilly’s share price appreciation over a three-year performance period. Lilly SVAs pay above target if Lilly’s stock outperforms an expected rate of return and below target if Lilly’s stock underperforms that expected rate of return. The expected rate of return is based on the three-year TSR that a reasonable investor would consider appropriate when investing in a basket of large-cap U.S. companies, as determined by the Lilly compensation committee. The minimum price to achieve target is calculated by multiplying the starting share price of Lilly’s stock by the three-year compounded expected rate of return less Lilly’s dividend yield.

Lilly executive officers, including Mr. Simmons, received Executive Officer SVAs. These awards are the same as Lilly SVAs except executive officers receive no payout if Lilly’s TSR for the three-year period is zero or negative, and a modifier based on Lilly’s three-year cumulative TSR relative to its peer companies’ median TSR performance will be applied to payouts. If Lilly’s TSR is above the median of Lilly’s peers, the payout is increased by 1% for every percentage point that Lilly’s TSR exceeds the median (up to a maximum of 20%). Likewise, if Lilly’s TSR is below the median, the payout will be reduced by up to a maximum of 20%. Adding the relative TSR modifier to the Executive Officer SVAs helps ensure Lilly executive officers’ rewards align with shareholder experience while also rewarding strong performance relative to our peer group.

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EXECUTIVE COMPENSATION

2018 Compensation

Setting Target Compensation

The Named Executive Officers’ 2017 compensation and 2018 compensation through September 19, 2018 were approved by Lilly’s compensation committee or management, as applicable, for the periods that such persons were employed by Lilly. The Named Executive Officers’ compensation from September 20, 2018 through December 31, 2018 was approved by the Elanco board of directors, except for Mr. Young, who joined Elanco on November 1, 2018 and whose compensation was approved by the Elanco Compensation Committee.

The actual compensation received in 2018 is summarized below in “2018 Compensation Payouts.”

Base Salary

The following table includes the actual annual salary earned by the Named Executive Officers in 2017 and 2018, as reflected in the Summary Compensation Table in the section entitled “Executive Compensation Tables” below.

Name	2017 Annual Base Salary	2018 Annual Base Salary
Mr. Simmons	$688,118	$775,185(1)
Mr. Young	N/A	$91,667
Ms. Lin	N/A	$500,556(1)
Mr. Urbanek	$297,174	$381,885(1)
Mr. Kinard	$405,632	$420,972(1)
Mr. Jensen	N/A	$390,345
Mr. Montarce	$280,673	$335,175

(1)	Represents a blend of salary prior to the IPO and a salary increase in connection with the IPO. See “Elanco Compensation Program” below.

Annual Cash Bonus Targets

Bonus targets for 2017 and 2018 are shown in the table below as a percentage of the Named Executive Officer’s actual base salary earnings. Elanco continued the existing Elanco Bonus Plan for all of the Named Executive Officers for the period from the completion of the IPO through December 31, 2018 and the Elanco board of directors adjusted bonus targets for certain of the Named Executive Officers for that period.

Name	2017 Bonus Target(1)	Pre-IPO 2018 Bonus Target	Post-IPO 2018 Bonus Target	Weighted 2018 Bonus Target(2)
Mr. Simmons	80%	80%	120%	91%
Mr. Young	N/A	N/A	70%	70%
Ms. Lin	N/A	55%	60%	56%
Mr. Urbanek	35%	45%	60%	49%
Mr. Kinard	45%	45%	60%	49%
Mr. Jensen	N/A	70%	70%	70%
Mr. Montarce	34%	40%	40%	40%

(1)	The 2017 bonus targets for Messrs. Montarce and Urbanek are a weighted average resulted from changes in positions held during the year.
(2)	The 2018 bonus targets for Ms. Lin and Messrs. Simmons, Urbanek, and Kinard represent a weighted average of the amounts approved by Lilly management for the period prior to the IPO and amounts approved by the Elanco board of directors in connection with the IPO. For additional detail, see “Elanco Compensation Program” below.
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EXECUTIVE COMPENSATION

Lilly Equity Program — Target Grant Values

For 2018 pre-IPO equity grants, Lilly set the total target value for Messrs. Simmons, Urbanek, Kinard and Montarce based on internal pay equity, Lilly and Elanco (as applicable) performance, individual performance and Lilly peer group data (as applicable). Mr. Simmons had 60% of his equity target allocated to Executive Officer SVAs and 40% to Executive Officer PAs. Messrs. Urbanek, Kinard and Montarce had 50% of their equity allocated to Lilly SVAs and 50% to Lilly PAs. Total target values for the 2017 and 2018 equity grants to the applicable Named Executive Officers were as follows:

Name	2017 Annual Equity Grant	2018 Annual Equity Grant(1)
Mr. Simmons	$2,000,000	$1,200,000
Mr. Young	N/A	N/A
Ms. Lin	N/A	N/A
Mr. Urbanek	$80,000	$500,000
Mr. Kinard	$415,000	$400,000
Mr. Jensen	N/A	N/A
Mr. Montarce	$90,000	$300,000

(1)	Ms. Lin and Messrs. Young and Jensen were not eligible for an annual Lilly equity grant since they were not active employees on January 1, 2018.

Performance Goals for 2018 Lilly Incentive Programs

Annual Bonus Goals

Performance targets for the Elanco Bonus Plan and the Lilly Bonus Plan were based on the 2018 operating plan for each of Elanco and Lilly, respectively. These targets are described below under “2018 Compensation Payouts.”

Performance Award (Lilly PAs and Executive Officer PAs)

In February 2018, the Lilly compensation committee established a cumulative, compounded two-year Lilly EPS growth target of 8.1% per year for the 2018-2019 performance period, based on investment analysts’ growth estimates for Lilly’s peer group companies at that time. Payouts for the 2018-2019 Lilly PAs and 2018-2020 Executive Officer PAs range from 0% to 150% of the target, as illustrated below:

Shareholder Value Award (Lilly SVAs and Executive Officer SVAs)

For purposes of establishing the Lilly stock price target for the 2018-2020 Lilly SVAs, the starting price was $84.70 per share, the average Lilly closing stock price for all trading days in November and December 2017. The Lilly target share price was established using the expected annual rate of return for large-cap companies (8%), less an assumed Lilly dividend yield of 2.66%. To determine payouts, the ending price will be the average of the closing prices of Lilly stock for all trading days in November and December 2020.

Lilly SVA

Messrs. Kinard, Montarce and Urbanek received Lilly SVAs with the possible payouts on share price ranges illustrated in the grid below:

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EXECUTIVE COMPENSATION

Ending Stock Price	Less than $42.35	$42.35 to $88.19	$88.20 to $99.01	$99.02 to $109.83	$109.84 to $120.65	Greater than $120.65
Compounded Annual Share Price Growth Rate (excluding dividends)	Less than (20.6%)	(20.6%) to 1.4%	1.4% to 5.3%	5.3% to 9.0%	9.1% to 12.5%	Greater than 12.5%
Percent of Target	0%	50%	75%	100%	125%	150%

Executive Officer SVA

The Executive Officer SVA is designed to deliver no payout if the total shareholder return (including projected dividends) is zero or negative. Mr. Simmons received Executive Officer SVAs with payouts based on share price ranges illustrated in the grid below:

Ending Stock Price	Less than $77.38	$77.38 to $88.19	$88.20 to $99.01	$99.02 to $109.83	$109.84 to $120.65	Greater than $120.65
Compounded Annual Share Price Growth Rate (excluding dividends)	Less than (3.0%)	(3.0%) to 1.4%	1.4% to 5.3%	5.3% to 9.0%	9.1% to 12.5%	Greater than 12.5%
Percent of Target	0%	50%	75%	100%	125%	150%

Mr. Simmons’ Executive Officer SVAs are subject to a relative TSR modifier, as outlined in the grid below. The number of Lilly shares to be paid will increase or decrease by 1% for every percentage point Lilly’s three-year TSR deviates from Lilly’s peer group’s median three-year TSR, capped at 20%.

2018 Compensation Payouts

The information in this section reflects the amounts paid to the Named Executive Officers under the Elanco Bonus Plan, Lilly Bonus Plan and in respect of Lilly equity awards granted in prior years for which the relevant performance period ended in 2018, as applicable.

Elanco Performance

In 2018, Elanco exceeded its annual operating margin by 0.1%; however, it missed its annual revenue target by 0.9%. Elanco made strong progress on its innovation goals, and ended with an innovation rating above target at 3.6. The two major approvals were Galliprant in the EU and Credelio in the U.S. In addition, Elanco made significant progress on its long-term strategic agenda, improving cost structure, reducing global headcount, rationalizing key assets and products and accelerating important pipeline projects. The 2018 results described below reflect Elanco’s 2018 performance with respect to the Elanco Bonus Plan targets and are not presented on the same basis as, and are not directly comparable to, our combined financial results presented in our financial statements included in our Annual Report on Form 10-K.

Elanco Bonus Plan

Elanco’s performance compared to the 2018 targets for revenue, operating margin, innovation progress and the Lilly Company Bonus Multiple, as well as the resulting bonus multiple, is set forth below.

	2018 Elanco Target	2018 Elanco Results	Multiple
Revenue	$3.171B	$3.143B	0.85
Operating Margin	20.0%	20.2%	1.10
Innovation	3.00	3.60	1.30
Lilly Company Bonus Multiple			1.73
Resulting Elanco Bonus Multiple			1.24

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EXECUTIVE COMPENSATION

Elanco’s 2018 innovation target was 3.0 on a scale of 1.0 to 5.0. Elanco’s innovation multiple is comprised of the following factors: (i) achievement of product approvals, (ii) entrants into early and late stage development, (iii) adherence to approval timelines and (iv) a qualitative assessment by Elanco’s head of R&D of overall performance. Based on the weighted outcomes of these factors, Elanco achieved a 3.60 score, which correlates to a 1.30 innovation multiple for use in the Elanco bonus calculation.

When combined, the Elanco revenue, operating margin innovation and Lilly Corporate Bonus multiples yielded a 2018 Elanco Bonus Plan multiple of:

(0.25 × 0.85) + (0.25 × 1.10) + (0.25 × 1.30) + (0.25 × 1.73) = 1.24 bonus multiple

The 2018 bonuses to be paid to the applicable Named Executive Officers under the Elanco Bonus Plan are as follows:

Name	2018 Bonus ($)
Mr. Simmons	$907,450(2)
Mr. Young(1)	$79,567
Ms. Lin(1)	$350,552(3)
Mr. Urbanek	$233,083(3)
Mr. Kinard(1)	$180,180(3)
Mr. Jensen(1)	$222,439
Mr. Montarce(1)	$138,404

(1)	Pro-rated based upon the actual time-period worked at Elanco.
(2)	Represents the sum of a pro-rated EOIP payout of $492,050 through September 19, 2018, which reflects the reduction of Mr. Simmons’ bonus payout under the EOIP by the Lilly compensation committee, in its discretion, to a level that was based entirely on Elanco performance and that was pro-rated for the period prior to the IPO during which Mr. Simmons was a Lilly executive officer, and the Elanco Bonus Plan payout of $415,400 for the remainder of 2018. See “Annual Cash Bonus Targets” above.
(3)	Represents a weighted average of the amounts approved by Lilly management for the period prior to the IPO and amounts approved by the Elanco board of directors in connection with the IPO.

Lilly Performance

In 2018, Lilly exceeded both its annual revenue and EPS targets. Lilly also made significant progress on its pipeline, meeting or exceeding all of its pipeline targets. Key pipeline highlights include first regulatory approval for Emgality, along with eleven other new approvals, indications or line extensions.

Lilly Bonus Plan

Lilly’s performance compared to its 2018 targets for revenue, EPS and pipeline progress, as well as the resulting bonus multiple, is illustrated below.

	2018 Lilly Target	2018 Adjusted Results	Multiple
Revenue	$23.457B	$24.556B	1.48
EPS	$4.91	$5.49	2.00
Pipeline Score	3.00	3.90	1.45
Resulting Lilly Bonus Multiple			1.73

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EXECUTIVE COMPENSATION

Lilly’s Science and Technology Committee assessed Lilly’s progress toward achieving product pipeline goals based on the following factors: (i) achievement of product approvals, (ii) new chemical entity entrants into Phase 1 and Phase 3 clinical trials, (iii) new indication or line extension entrants into Phase 3 clinical trials, (iv) speed of development, (v) adherence to timelines and (iv) a qualitative assessment of overall performance. Based on the recommendation of the Science and Technology Committee, Lilly’s compensation committee certified a pipeline score of 3.90, resulting in a pipeline multiple of 1.45.

When combined, the Lilly revenue, EPS, and pipeline multiples yielded a 2018 Lilly Bonus Plan multiple of:

(0.25 × 1.48) + (0.50 × 2.00) + (0.25 × 1.45) = 1.73 bonus multiple

The 2018 bonuses paid to Messrs. Montarce and Kinard under the Lilly Bonus Plan were as follows:

Name	2018 Bonus ($)
Mr. Kinard	$107,498
Mr. Montarce	$ 38,845

Performance Awards (Lilly PAs and Executive Officer PAs)

The target cumulative Lilly EPS for the 2017-2018 Lilly PAs and the 2017-2019 Executive Officer PAs was set in the first quarter of 2017, reflecting expected industry growth of 5.3% each year over the two-year performance period of 2017-2018. Lilly’s actual annual EPS growth for the two-year period was 22.5%. This outcome was largely driven by volume growth from newer Lilly products.

For the Named Executive Officers, the number of Lilly shares earned under the 2017-2018 Lilly PAs or, for Mr. Simmons, the 2017-2019 Executive Officer PAs, is set forth in the table below. Mr. Simmons’ shares earned under the 2017-2019 Executive Officer PA are subject to an additional thirteen-month service-vesting period at Lilly or Elanco following vesting.

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EXECUTIVE COMPENSATION

Name	Target Shares	Shares Earned
Mr. Simmons	10,878	16,317
Mr. Young(1)	N/A	N/A
Ms. Lin(1)	N/A	N/A
Mr. Urbanek	544	816
Mr. Kinard	2,822	4,233
Mr. Jensen(1)	N/A	N/A
Mr. Montarce	612	918

(1)	Ms. Lin and Messrs. Young and Jensen were not eligible for a 2017-2018 Lilly PA since they were not active Lilly employees on January 1, 2017.

Shareholder Value Award (Lilly SVAs and Executive Offer SVAs)

The target Lilly stock price range of $98.55 to $109.06 (17.7% to 30.2% stock price growth) for the 2016-2018 Lilly SVAs was set in 2016 based on a beginning Lilly stock price of $83.74, which was the average closing price for Lilly stock for all trading days in November and December 2015. The ending Lilly stock price of $112.38 represents a stock price growth of approximately 34.2% over the relevant three-year period. Lilly’s performance compared to target for 2016-2018 Lilly SVAs is shown below.

The performance multiple of 1.25 was modified for Mr. Simmons by the relative total shareholder return metric. The cumulative total shareholder return median for the Lilly peer group was 16.6%, and Lilly’s total shareholder return over the same period was 44.9% as depicted on the chart below:

Given this positive relative performance, the Executive Officer SVA payout multiple was increased by 20% making the final performance multiple a 1.50.

The shares earned by the Named Executive Officers during 2018 under the 2016-2018 Lilly SVAs (Executive Officer SVAs for Mr. Simmons) were as follows:

Name	Target Shares	Shares Paid Out
Mr. Simmons	29,190	43,785
Mr. Young(1)	N/A	N/A

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EXECUTIVE COMPENSATION

Ms. Lin(1)	N/A	N/A
Mr. Urbanek	819	1,024
Mr. Kinard	3,854	4,818
Mr. Jensen(1)	N/A	N/A
Mr. Montarce	1,012	1,265

(1)	Ms. Lin and Messrs. Young and Jensen were not eligible for a 2016-2018 Lilly SVA grant since they were not active Lilly employees on January 1, 2016.

Other Lilly Compensation Practices and Information

Lilly Employee Benefits

Lilly offers core employee benefits coverage to:

•	provide the Lilly workforce with a reasonable level of financial support in the event of illness or injury;
•	provide post-retirement income; and
•	enhance productivity and job satisfaction through benefit programs that focus on overall well-being.

The benefits that were available to the Named Executive Officers during their employment with Lilly were generally the same as those available to all U.S. Lilly employees and included medical and dental insurance, disability insurance and life insurance. In addition, The Lilly Employee 401(k) plan (“Lilly 401(k) Plan”) and The Lilly Retirement Plan provide U.S. Lilly employees a reasonable level of retirement income reflecting employees’ careers with Lilly.

To the extent that any Lilly employee’s retirement benefit exceeds Internal Revenue Service (IRS) limits for amounts that can be paid through a qualified plan, Lilly also offers a nonqualified pension plan and a nonqualified savings plan. The Named Executive Officers participated in these nonqualified plans in 2018. These plans provide only the difference between the calculated benefits and the IRS limits, and the formula is the same for all U.S. Lilly employees. The cost of Lilly employee benefits is partially borne by the employee, which included the Named Executive Officers who received Lilly employee benefits.

The Lilly Deferred Compensation Plan

Lilly executive officers, which, prior to the IPO, included Mr. Simmons, may defer receipt of all or part of their cash compensation. Other U.S. Lilly executives may defer receipt of all or part of their cash bonus under The Lilly Deferred Compensation Plan, which allows participants to save for retirement in a tax-effective way at minimal cost to Lilly. Under this unfunded plan, amounts deferred by the participant are credited at an interest rate of 120% of the applicable federal long-term rate, as described in more detail following the “Nonqualified Deferred Compensation in 2018” table.

Elanco Compensation Program

The following section describes Elanco’s current compensation program, which continues to be developed by the Elanco Compensation Committee.

Elanco Compensation Committee

Elanco’s Compensation Committee determines and approves executive officer compensation and provides oversight of Elanco’s compensation philosophy. The Elanco Compensation Committee will annually review and evaluate Elanco’s executive compensation plans and programs to ensure they are aligned with its compensation philosophy. The Elanco Compensation Committee determined to generally maintain Lilly’s compensation philosophy through the exchange offer and anticipates reviewing its philosophy and pay programs following the exchange offer.

Elanco Peer Group

Based on the advice of Willis Towers Watson, the compensation consultant engaged by Lilly management to provide advice on the Elanco peer group in connection with the IPO, the following group of 18 companies were identified as Elanco’s “core” peers:

Agilent Technologies	Endo International	PerkinElmer
Alexion Pharmaceuticals	Hologic	Perrigo Company
Boston Scientific	IDEXX Laboratories	Steris
Catalent	Jazz Pharmaceuticals	Varian Medical Systems
DENTSPLY SIRONA	Mallinckrodt	West Pharmaceutical Services
Edwards Lifesciences	OPKO Health	Zoetis

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EXECUTIVE COMPENSATION

To determine the elements of Elanco’s compensation programs for its Named Executive Officers, the Elanco board approved compensation packages derived from following benchmarks, among others:

•	Proxy statement data for the “core” peer group as disclosed in each company’s prior year compensation discussion and analysis and executive compensation tables; and
•	Survey data from similarly-sized companies within the life sciences industry, in particular, from the Willis Towers Watson survey that encompassed life-science companies with annual revenues of less than or equal to $20 billion.

The Elanco Compensation Committee expects to periodically review the peer group and make adjustments to its size and composition, when appropriate, within its discretion.

Compensation Arrangements

In connection with the IPO, the Elanco board of directors approved new pay packages for each of Messrs. Simmons, Urbanek, Kinard and Ms. Lin. Mr. Jensen’s pay package was not modified as he joined Elanco in March 2018 and began a medical leave on or about August 1, 2018. Mr. Jensen did not return to his position with Elanco following his medical leave. Following his death on December 14, 2018, Mr. Jensen’s estate received benefits pursuant to the terms of his employment arrangement with Elanco (see “Payments Upon Termination or Change in Control (as of December 31, 2018)” below).

Mr. Montarce was named Acting Chief Financial Officer from August 1, 2018 through October 31, 2018, during which time his pay package also did not change. As of November 1, 2018, Mr. Montarce returned to his position at Lilly and received a one-time cash award of $200,000 from Lilly in connection with the transition to his new role. Mr. Young’s compensation was determined by the Elanco Compensation Committee in connection with his hiring on November 1, 2018.

The following pay packages of the Named Executive Officers were developed based on the experience profile of the executive and competitive positioning against peer group benchmarking as described above. All of the Named Executive Officers’ compensation packages reflect the consideration of benchmarking data from the Willis Towers Watson life sciences survey regressed for relative company size, and the compensation package for Mr. Simmons was also benchmarked against the compensation of the 18 core peer companies listed above.

Mr. Simmons:	As the President and Chief Executive Officer, Mr. Simmons receives $1,000,000 in base salary and is eligible to participate in the Elanco Bonus Plan with a target of 120% of base salary.
Mr. Young	As the Chief Financial Officer, Mr. Young receives $550,000 in base salary and is eligible to participate in the Elanco Bonus Plan with a target of 70% of base salary. Mr. Young received a one-time cash payment of $200,000 less applicable taxes upon starting his Elanco employment. He also received a one-time equity award of $300,000 in December 2018 in connection with joining Elanco.
Ms. Lin:	As the Executive Vice President, Elanco USA, Corporate Strategy and Global Marketing, Ms. Lin receives $530,000 in base salary and is eligible to participate in the Elanco Bonus Plan with a target of 60% of base salary. Ms. Lin received a one-time cash payment of $500,000 less applicable taxes upon starting her Elanco employment. She also received a one-time equity award of $900,000 in February 2018 in connection with joining Elanco.
Mr. Urbanek:	As the Executive Vice President, Manufacturing and Quality, Mr. Urbanek receives $385,000 in base salary and is eligible to participate in the Elanco Bonus Plan with a target of 60% of base salary.
Mr. Kinard:	As the Executive Vice President, Human Resources, Mr. Kinard receives $430,000 in base salary and is eligible to participate in the Elanco Bonus Plan with a target of 60% of base salary.
Mr. Montarce:	Mr. Montarce receives $336,810 in base salary and participates in an annual cash incentive program with a target of 40%. Mr. Montarce’s compensation was not adjusted during the time he served as Acting Chief Financial Officer of Elanco.

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EXECUTIVE COMPENSATION

2018 Founders Awards

Elanco Named Executive Officers, except Messrs. Montarce and Young, received a Founders Award on October 20, 2018. The Founders’ Awards were allocated evenly (based on grant date fair value) between Elanco RSUs and Elanco Options that each vest on that date that is three years after the grant date, subject to continued service. The number of shares granted are as set forth below:

Name	Elanco RSUs	Elanco Options
Mr. Simmons	36,287	109,642
Ms. Lin	6,979	21,086
Mr. Urbanek	6,979	21,086
Mr. Kinard	6,979	21,086
Mr. Jensen	19,449	58,766

Stock Ownership and Holding Requirements

Elanco’s board of directors has adopted equity ownership requirements for executive officers, which require the Chief Executive Officer of Elanco to hold the number of shares of Elanco common stock equal to six times (6x) his or her base salary and other officers to hold the number of shares of Elanco common stock equal to three times (3x) their base salaries. All Named Executive Offers were compliant with the annual award share retention guideline, which requires the retention of 50% of all equity awards until their stock ownership requirements are satisfied, as they each build toward their respective ownership requirements. Mr. Montarce has a holding requirement of 5,000 Lilly shares under the Lilly share ownership and retention guidelines and he was compliant with the Lilly share retention guideline as he built toward his respective ownership requirement.

Hedging/Pledging Policy

Elanco’s Compensation Committee adopted a hedging and pledging policy under which our non-employee directors and employees are not permitted to hedge their economic exposures to Elanco stock through short sales or derivative transactions. Non-employee directors and all members of senior management are prohibited from pledging any Elanco stock (i.e., using Elanco stock as collateral for a loan or trading shares on margin).

Executive Compensation Recovery Policy

All Elanco incentive awards generally are subject to forfeiture upon termination of employment prior to the end of the performance or vesting period or for disciplinary reasons. In addition, the Elanco Compensation Committee has adopted an Elanco executive compensation recovery policy that gives the Elanco Compensation Committee broad discretion to claw back Elanco incentive payouts from any member of Elanco senior management, which includes our Named Executive Officers, whose misconduct results in a material violation of law or company policy that causes significant harm to Elanco or who fails in his or her supervisory responsibility to prevent such misconduct by others. The Elanco recovery policy covers any Elanco incentive compensation awarded or paid to an employee at a time when he or she is a member of Elanco senior management. Subsequent changes in status, including retirement or termination of employment, do not affect Elanco’s rights to recover compensation under the policy. Recoveries under the Elanco plan can extend back as far as three years.

Looking Ahead to 2019 Compensation

The Elanco Compensation Committee approved the continuance of the existing Elanco Bonus Plan for all of the Named Executive Officers for the period from the completion of the IPO through December 31, 2018. The Compensation Committee subsequently adopted a new Elanco Bonus Plan for 2019 that includes three measures: Revenue (30%), EBIT (40%) and progress of the innovation pipeline (30%).

Lilly equity awards previously granted to the Named Executive Officers continue to vest in accordance with their terms, with their service to Elanco counting as service to Lilly for all purposes until the exchange offer. Upon the exchange offer, unvested Lilly equity awards terminated in accordance with their terms for no consideration paid to the Named Executive Officers (other than Mr. Montarce, who remained employed by Lilly). The Elanco Compensation Committee has authorize the issuance of Elanco equity awards of similar value and duration subject to the requirements of applicable law and the terms of the 2018 Elanco Stock Plan and applicable award agreements.

Elanco provides retirement income to eligible employees, which includes the Named Executive Officers, through The Elanco 401(k) Plan, a defined contribution plan qualified under Sections 401(a) and 401(k) of the Internal Revenue Code. Participants may elect to contribute a portion of their base salary to the plan, and Elanco provides matching contributions on employees’ contributions up to 6% of base salary up to IRS limits. In addition, Elanco provides a non-elective contribution in the amount of 3% of base salary, pending active employment on December 31 of each year. The employee contributions, Elanco contributions and earnings thereon are paid out in accordance with elections made by the participant under the terms and conditions of the Plan.

Neither Elanco nor its subsidiaries sponsor (1) a defined benefit retirement plan for U.S. employees, however, eligible employees may receive transition service credit for vesting and eligibility purposes under certain retirement plans sponsored by Eli Lilly and Company or (2) a nonqualified deferred compensation plan or (3) a nonqualified savings plan.

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EXECUTIVE COMPENSATION

Executive Compensation Tables

All amounts included in the tables below represent compensation paid to or earned by the applicable Named Executive Officers for 2018 or the year indicated in the applicable table. Ms. Lin and Messrs. Young and Jensen joined Elanco in 2018 and therefore do not have any compensation from Lilly in 2017.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total Compensation ($)
Jeffrey Simmons President and Chief Executive Officer	2018 2017	$775,185 $688,118	$0 $0	$2,530,654 $2,400,000	$1,119,445 $0	$907,450 $379,841	$0 $1,261,845	$46,511 $41,287	$5,379,245 $4,771,091
Todd Young Executive Vice President and Chief Financial Officer	2018 2017	$91,667 N/A	$200,000 N/A	$300,032 N/A	$0 N/A	$79,567 N/A	$1,102 N/A	$8,285 N/A	$680,653 N/A
Sarena Lin Executive Vice President, Elanco USA, Corporate Strategy and Global Marketing	2018 2017	$500,556 N/A	$500,000 N/A	$1,115,384 N/A	$215,288 N/A	$350,552 N/A	$5,742 N/A	$171,338 N/A	$2,858,860 N/A
David Urbanek Executive Vice President, Manufacturing and Quality	2018 2017	$381,885 $297,174	$0 $0	$825,302 $300,040	$215,288 $0	$233,083 $76,887	$202,856 $333,402	$22,913 $17,830	$1,881,328 $1,025,333
David Kinard Executive Vice President, Human Resources	2018 2017	$420,972 $405,632	$0 $0	$703,302 $518,750	$215,288 $0	$180,180 $244,596	$0 $379,379	$25,258 $24,338	$1,652,499 $1,572,696
Christopher Jensen Former Chief Financial Officer	2018 2017	$390,345 N/A	$200,000 N/A	$600,002 N/A	$600,001 N/A	$222,439 N/A	$7,135 N/A	$75,676 N/A	$2,095,597 N/A
Lucas Montarce Former Acting Chief Financial Officer	2018 2017	$335,175 $280,673	$200,000 $0	$616,019 $112,500	$0 $0	$138,404 $83,976	$5,5674 $24,896	$20,111 $16,200	$1,354,228 $518,245

(1)	Ms. Lin and Messrs. Young and Jensen received one-time cash bonus payments of $500,000, $200,000 and $200,000, respectively, as part of their employment offers. Mr. Montarce received a one-time cash bonus payment of $200,000 from Lilly in connection with his transition from Elanco to his new role at Lilly as of November 1, 2018.
(2)	This column shows the grant date fair value of the Lilly PAs, Executive Officer PAs, Lilly SVAs, Executive Officer SVAs, Lilly RSUs and Elanco RSUs, as applicable, awarded to the Named Executive Officers in 2017 and 2018 computed in accordance with FASB ASC Topic 718, based upon the probable outcome of the performance conditions as of the grant date and the assumptions in Note 13: Stock-Based Compensation to Elanco’s consolidated and combined financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2018 filed by Elanco on February 20, 2019, Note 11: Stock-Based Compensation footnote to the consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed by Lilly on February 19, 2019, and “Note 11 — Stock Based Compensation” footnote to the consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed by Lilly on February 20, 2018. The grant date fair value for the Lilly PAs, Executive Officer PAs, Lilly SVAs and Executive Officer SVAs included in the “Stock Awards” column are based on the probable payout outcome anticipated at the time of grant, which for the Lilly PAs and Executive Officer PAs was at 144% of target and for the Lilly SVAs and Executive Officer SVAs was target value.

The “Stock Awards” column also includes one-time Lilly RSU and Elanco RSU awards as follows:

•	Ms. Lin received a Lilly Restricted Stock Unit award, which was granted on February 1, 2018 with a grant date fair value of $900,082. She received this as a one-time award to partially offset compensation forfeited from a previous employer. One-third of her grant is scheduled vest on February 1, 2019, one-third on February 1, 2020 and the remaining one-third on February 1, 2021.
•	Mr. Young received an Elanco Restricted Stock Unit award, which was granted on December 3, 2018 with a grant date fair value of $300,032. He received this as a one-time award to partially offset compensation forfeited from a previous employer. One-half of this grant will vest on December 3, 2019 and the remaining one-half will vest on December 3, 2020.
•	Mr. Montarce received a Lilly Restricted Stock Unit award, which was granted on May 1, 2018 with a grant date fair value of $250,019. He received this award in recognition of his contributions to Lilly and to help secure his services as vice president, CFO Lilly International through May 2023. One-third of his grant will vest on May 1, 2021 and the remaining two-thirds will vest on May 1, 2023.

These one-time restricted stock unit awards will be forfeited if Ms. Lin or Messrs. Young or Montarce terminate employment with Lilly or Elanco, as applicable, prior to the vesting dates, other than the event of certain qualifying terminations.

The “Stock Awards” column also includes Founders’ Award Elanco RSUs for Ms. Lin and Messrs. Simmons, Urbanek, Kinard and Jensen. These awards were granted after the IPO on October 20, 2018, which will vest on October 20, 2021. The grant date fair values were $1,119,454 for Mr. Simmons and $215,302 for Ms. Lin and Messrs. Urbanek and Kinard.

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EXECUTIVE COMPENSATION

The supplemental table below shows the total target grant date fair values of the annual equity awards approved by the Lilly compensation committee for Mr. Simmons and approved by Lilly management for the remaining Named Executive Officers, as applicable:

Name	2017 Total Equity	2018 Total Equity
Mr. Simmons	$2,000,000	$1,200,000
Mr. Young*	N/A	N/A
Ms. Lin*	N/A	N/A
Mr. Urbanek	$80,000	$500,000
Mr. Kinard	$415,000	$400,000
Mr. Jensen*	N/A	N/A
Mr. Montarce	$90,000	$300,000

*	Ms. Lin and Messrs. Young and Jensen were not eligible for an annual Lilly equity grant since they were not active employees of Lilly on January 1, 2018.

The table below shows the minimum, target and maximum payouts (using the grant date fair value) for the 2018-2019 Lilly PAs (2018-2020 Executive Officer PA for Mr. Simmons) included in this column of the “Summary Compensation Table.”

Name	Payout Date	Minimum Payout	Target Payout	Maximum Payout
Mr. Simmons	January 2021	$0	$480,000	$720,000
Mr. Urbanek	January 2020	$0	$250,000	$375,000
Mr. Kinard	January 2020	$0	$200,000	$300,000
Mr. Montarce	January 2020	$0	$150,000	$225,000

The table below shows the minimum, target and maximum payouts (using the grant date fair value) for the 2018-2020 Lilly SVAs (2018-2020 Executive Officer SVAs for Mr. Simmons) included in this column of the “Summary Compensation Table.”

Name	Payout Date	Minimum Payout	Target Payout	Maximum Payout
Mr. Simmons	January 2021	$0	$720,000	$1,296,000
Mr. Urbanek	January 2021	$0	$250,000	$375,000
Mr. Kinard	January 2021	$0	$200,000	$300,000
Mr. Montarce	January 2021	$0	$150,000	$225,000
(3)	The “Option Awards” column includes Founders’ Awards of Elanco options for Ms. Lin and Messrs. Simmons, Urbanek, Kinard and Jensen. These nonqualified stock option awards were granted after the IPO on October 20, 2018. Generally, they vest on the third anniversary of the grant date, followed by a seven-year exercise period, except for Mr. Jensen whose option award immediately vested upon his death on December 14, 2018 and expires on March 14, 2019. The grant date fair values were $1,119,445 for Mr. Simmons, $600,001 for Mr. Jensen and $215,288 for Ms. Lin and Messrs. Urbanek and Kinard. The grant date fair value of such awards is based upon the assumptions described in Note 13: Stock Based Compensation to Elanco’s consolidated and combined financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2018 filed by Elanco on February 20, 2019.
(4)	This column shows payments under the Elanco Bonus Plan and/or the Lilly Bonus Plan for performance in 2018. See “— 2018 Compensation Payouts” above for details on 2018 payouts for the Named Executive Officers under the applicable cash bonus plan.
(5)	The amounts in this column reflect the change in Lilly pension value, calculated by Lilly’s actuary, and are affected by additional service accruals and pay earned, as well as actuarial assumption changes. The 2018 change in pension values was driven to a large extent by a higher discount rate which decreased the net present value of the applicable Named Executive Officers’ pension. The design of the pension benefit did not change. See “— Pension Benefits” below for information about the actuarial assumptions used. None of the Named Executive Officers received any preferential or above-market earnings on deferred compensation.
(6)
The amounts in this column consist solely of Lilly matching contributions for each individual’s 401(k) plan and nonqualified savings plan contributions. There were no reportable perquisites, personal benefits or tax reimbursements or gross-ups paid to any of the Named Executive Officers for 2018.

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EXECUTIVE COMPENSATION

Grants of Plan-Based Awards During 2018

The following table reflects grants of plan-based awards described in the CD&A under each of the following plans: the Elanco Bonus Plan and Lilly Bonus Plan (each plan is a non-equity incentive plan), the 2002 Lilly Stock Plan (which provides for the grant of performance awards (PAs), shareholder value awards (SVAs), restricted stock units (RSUs) and the 2018 Elanco Stock Plan. To receive a payout under the Lilly PAs, Executive Officer PAs, Lilly SVAs or Executive Officer SVAs, a participant must remain employed with Lilly through the end of the relevant award period (except in the case of death, disability, retirement or redundancy). No dividends accrue on either performance awards or shareholder value awards during the performance period. For the Executive Officer PAs, dividend equivalents units accrue during the thirteen-month service-vesting period (following the two-year performance period) and are paid upon vesting. In connection with the exchange offer, all then-unvested Lilly equity awards held by the Named Executive Officers (other than Mr. Montarce, who remained employed by Lilly) were forfeited for no consideration. The Elanco Compensation Committee has authorized the issuance of Elanco equity awards of similar value and duration to the forfeited awards.

			Lilly/ Elanco compensation committee	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(9)
Name	Award	Grant Date(2)	Action Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Simmons	Elanco Bonus Plan			$182,954	$731,815	$1,463,629
	2018- 2020 Executive Officer PAs(3)	2/9/2018	12/11/2017				3,351	6,701	10,052				$691,200
	2018 - 2020 Executive Officer SVAs(4)	2/9/2018	12/11/2017				6,988	17,471	31,448				$720,000
	Elanco RSUs(5)	10/20/2018	9/5/2018							36,287			$1,119,454
	Elanco Options(5)	10/20/2018	9/5/2018								109,642	$31.61	$1,119,445
Mr. Young	Elanco Bonus Plan			$16,042	$64,167	$128,333
	Elanco RSUs(6)	12/3/2018	11/12/2018							8,983			$300,032
Ms. Lin	Elanco Bonus Plan			$70,676	$282,703	$565,407
	Lilly RSU(7)	2/1/2018	N/A							10,922			$900,082
	Elanco RSUs(5)	10/20/2018	9/5/2018							6,979			$215,302
	Elanco Options(5)	10/20/2018	9/5/2018								21,086	$31.61	$215,288
Mr. Urbanek	Elanco Bonus Plan			$46,993	$187,970	$375,940
	2018- 2020 Lilly PAs(3)	2/9/2018	N/A				1,745	3,490	5,235				$360,000
	2018 - 2020 Lilly SVAs(4)	2/9/2018	N/A				2,442	4,883	7,325				$250,000
	Elanco RSUs(5)	10/20/2018	9/5/2018							6,979			$215,302
	Elanco Options(5)	10/20/2018	9/5/2018								21,086	$31.61	$215,288
Mr. Kinard	Elanco Bonus Plan			$36,327	$145,306	$290,612
	Lilly Bonus Plan			$15,534	$62,138	$124,275
	2018- 2020 Lilly PAs(3)	2/9/2018	N/A				1,396	2,792	4,188				$288,000
	2018 - 2020 Lilly SVAs(4)	2/9/2018	N/A				1,953	3,906	5,859				$200,000
	Elanco RSUs(5)	10/20/2018	9/5/2018							6,979			$215,302
	Elanco Options(5)	10/20/2018	9/5/2018								21,086	$31.61	$215,288
Mr. Jensen	Elanco Bonus Plan			$44,847	$179,386	$358,772
	Elanco RSUs(5)	10/20/2018	9/5/2018							19,449			$600,002
	Elanco Options(5)	10/20/2018	9/5/2018								58,766	$31.61	$600,001
Mr. Montarce	Elanco Bonus Plan			$27,904	$111,616	$223,232
	Lilly Bonus Plan			$5,614	$22,454	$44,908
	2018- 2020 Lilly PAs(3)	2/9/2018	N/A				1,047	2,094	3,141				$216,000
	2018 - 2020 Lilly SVAs(4)	2/9/2018	N/A				1,465	2,930	4,395				$150,000
	Lilly RSU(8)	5/1/2018	N/A							3,162			$250,019

(1)	These columns show the threshold, target and maximum payouts for performance under the Elanco Bonus Plan and/or Lilly Bonus Plan. Bonus payouts range from 0% to 200% of target. The threshold, target and maximum amounts represents a weighted average of the amounts approved by Lilly management for the period prior to the IPO and amounts approved by the Elanco board of directors or Compensation Committee, as applicable, in connection with the IPO.
(2)	To assure grant timing is not manipulated for employee gain, the annual grant date for Lilly awards is established in advance by the Lilly compensation committee. Lilly equity awards to new hires and other off-cycle grants are generally effective on the first trading day of the following month.
(3)	This row shows the possible payouts for 2018-2019 Lilly PAs and the 2018-2020 Executive Officer PAs, ranging from 0% to 150% of target. The Lilly PAs, to the extent earned and vested, will pay out in January 2020, and the Executive Officer PAs, to the extent earned and vested, will pay out in January 2021. The grant date fair value of the Lilly PAs and Executive Officer PAs is based on the probable payout outcome at the time of grant, which assumes payout at 144% of target value. The target and maximum values are listed for these awards in Note 2 to the Summary Compensation Table, above. For all Named Executive Officers other than Mr. Montarce (who remains employed by Lilly), these awards were forfeited for no consideration in connection with the exchange offer. The Elanco Compensation Committee has authorized the issuance of Elanco equity awards of similar value and duration of the forfeited awards following the exchange offer.
(4)	This row shows the range of payouts for 2018-2020 Lilly SVAs and the 2018-2020 Executive Officer SVAs. These shareholder value awards will pay out in January 2021, with payouts for the 2018-2020 Lilly SVAs ranging from 0% to 150% and the payouts for the 2018-2020 Executive Officer SVAs ranging from 0% to 180% of target. Lilly measures the fair value of Lilly SVAs and the Executive Officer SVA awards on the grant date using a Monte Carlo simulation model. The grant date fair value of these shareholder value awards is based on the probable payout outcome at the time of grant, which assumes payout at the target value. The target and maximum values are listed for these awards in Note 2 to the Summary Compensation Table, above. For all Named Executive Officers other than Mr. Montarce (who will remain employed by Lilly), these awards, to the extent not then vested, were forfeited for no consideration in connection with the exchange offer. The Elanco Compensation Committee has authorized the issuance of Elanco equity awards of similar value and duration of the forfeited awards following the exchange offer.
(5)	Following the IPO, Ms. Lin and Messrs. Simmons, Urbanek, Kinard and Jensen received a Founder’s Award in the form of 50% Elanco Options and 50% Elanco RSUs. Generally, the Elanco Options will vest in three years, followed by a seven-year exercise period and the Elanco RSUs will vest on October 20, 2021, except for Mr. Jensen, whose Founders’ Awards accelerated upon his death.
(6)	The Elanco RSU represents a one-time award to partially offset compensation forfeited from a previous employer. Mr. Young was granted the award on December 3, 2018; one-half of this grant will vest on December 3, 2019 and the remaining one-half will vest on December 3, 2020.
(7)	The Lilly RSU represents a one-time award to partially offset compensation forfeited from a previous employer. Ms. Lin was granted on February 1, 2018; one-third of this grant will vest on February 1, 2019, one-third will vest on February 1, 2020 and the remaining one-third will vest on February 1, 2021. In connection with the exchange offer, the then-unvested portion of this award was forfeited for no consideration in connection with the exchange offer. The Elanco Compensation Committee has authorized the issuance of Elanco equity awards of similar value and duration of the forfeited awards following the exchange offer.
(8)
The Lilly RSU represents the award Mr. Montarce received in recognition of his contributions to Eli Lilly and Company and to help secure his services through May 2023. The award was granted on May 1, 2018; one-third of this grant will vest on May 1, 2021, and the remaining two-thirds will vest on May 1, 2023. The grant date fair value of the award was $250,019.

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EXECUTIVE COMPENSATION

(9)	This column shows the grant date fair value of the Lilly PAs, Executive Officer PAs, Lilly SVAs and Executive Officer SVAs computed in accordance with FASB ASC Topic 718, based upon the probable outcome of the performance conditions as of the grant date as well as the grant date fair value of the Lilly RSU and Elanco RSU awards granted to Ms. Lin and Messrs. Young and Montarce. See notes 3 through 8 to this table.

Outstanding Lilly and Elanco Equity Awards at December 31, 2018

The 2018 Elanco closing stock price of $31.53 and the Lilly closing stock price of $115.72 were used to calculate the values in the table below.

		Option Awards				Stock Awards
Name	Award	Number of Securities Underlying Options Exercisable (#)	Number of Securities Underlying Options Unexercisable (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Mr. Simmons	2018 - 2020 Executive Officer SVA							31,448(1)	$3,639,163
	2017 - 2019 Executive Officer SVA							33,074(2)	$3,827,323
	2018 - 2020 Executive Officer PA							10,052(3)	$1,163,217
	2017 - 2019 Executive Officer PA					16,317(4)	$1,888,203
	2016 - 2018 Executive Officer PA					11,111(5)	$1,285,765
	Elanco RSUs					36,287(6)	$1,144,129
	Elanco Options		109,642(7)	$31.61	10/20/2028
Mr. Young	Elanco RSUs					8,983(8)	$283,234
Ms. Lin	Lilly RSUs					10,922(9)	$1,263,894
	Elanco RSUs					6,979(6)	$220,048
	Elanco Options		21,086(7)	$31.61	10/20/2028
Mr. Urbanek	2018 - 2020 Lilly SVA							7,325(1)	$847,649
	2017 - 2019 Lilly SVA							902(2)	$104,379
	2018 - 2020 Lilly PA							5,235(3)	$605,794
	Lilly RSU					2,498(10)	$289,069
	Elanco RSUs					6,979(6)	$220,048
	Elanco Options		21,086(7)	$31.61	10/20/2028
Mr. Kinard	2018 - 2020 Lilly SVA							5,859(1)	$678,003
	2017 - 2019 Lilly SVA							4,676(2)	$541,107
	2018 - 2020 Lilly PA							4,188(3)	$484,635
	Elanco RSUs					6,979(6)	$220,048
	Elanco Options		21,086(7)	$31.61	10/20/2028
Mr. Jensen	Elanco Options	58,766(11)		$31.61	3/14/2019
Mr. Montarce	2018 - 2020 Lilly SVA							4,395(1)	$508,589
	2017 - 2019 Lilly SVA							1,014(2)	$117,340
	2018 - 2020 Lilly PA							3,141(3)	$363,477
	Lilly RSUs					3,162(12)	$365,907

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EXECUTIVE COMPENSATION

(1)	Lilly SVAs and Executive Officer SVAs granted for the 2018-2020 performance period, to the extent earned, are scheduled to vest on December 31, 2020. The number of Lilly shares reported reflects the maximum payout, which will be made if the average closing Lilly stock price in November and December 2020 is over $120.65. Actual payouts may vary from 0% to 180% of target for the Executive Officer SVAs and 0% to 150% for the Lilly SVAs. Net Lilly shares received in respect of Executive Officer SVA payouts must be held by Mr. Simmons for a minimum of one year. For all Named Executive Officers other than Mr. Montarce (who will remain employed by Lilly), these awards, to the extent not then vested, were forfeited for no consideration in connection with the exchange offer. The Elanco Compensation Committee has authorized the issuance of Elanco equity awards of similar value and duration of the forfeited awards following the exchange offer.
(2)	Lilly SVAs and Executive Officer SVAs granted for the 2017-2019 performance period are scheduled to vest on December 31, 2019. The number of Lilly shares reported reflects the maximum payout, which will be made if the average closing Lilly stock price in November and December 2018 is over $101.79. Actual payouts may vary from 0% to 180% of target for the Executive Officer SVA and 0% to 150% for the Lilly SVA. Net Lilly shares from any payout must be held by the applicable Named Executive Officer for a minimum of one year. For all Named Executive Officers other than Mr. Montarce (who will remain employed by Lilly), these awards, to the extent not then vested, were forfeited for no consideration in connection with the exchange offer. The Elanco Compensation Committee has authorized the issuance of Elanco equity awards of similar value and duration of the forfeited awards following the exchange offer.
(3)	For Mr. Simmons, this number represents the maximum value of Executive Officer PA shares that could pay out for 2018-2019 performance period provided performance goals are met. Once the combined cumulative Lilly EPS result and associated payout level is determined at the end of the performance period, the resultant number of shares owed to Mr. Simmons will be issued as Lilly RSUs that vest in February 2021. For Messrs. Urbanek, Kinard and Montarce, this number represents the maximum value of Lilly PA shares that could pay out for 2018-2019 performance period provided performance goals are met. Actual payouts for both Lilly PAs and Executive Officer PAs may vary from 0% to 150% of target. For all Named Executive Officers other than Mr. Montarce (who will remain employed by Lilly), these awards, to the extent not then vested, were forfeited for no consideration in connection with the exchange offer. The Elanco Compensation Committee has authorized the issuance of Elanco equity awards of similar value and duration of the forfeited awards following the exchange offer.
(4)	The performance period ending December 31, 2018 for the 2017-2019 Executive Officer PA resulted in Mr. Simmons being issued Lilly RSUs for 150% of target shares. The RSUs are scheduled to vest in February 2020.
(5)	RSUs vesting in February 2019 from the 2016-2018 Executive Officer PA, which is expected to be prior to the exchange offer.
(6)	Elanco RSUs grant made after Elanco’s IPO with a three-year vest vesting on October 20, 2021.
(7)	Elanco nonqualified stock options grant made after Elanco’s IPO with a three-year vest vesting on October 20, 2021 followed by a seven-year exercise period ending October 20, 2028.
(8)	Elanco RSU granted on December 3, 2018. One-half of this grant will vest on December 3, 2019 and the remaining one-half will vest on December 3, 2020.
(9)	Lilly RSU granted on February 1, 2018. One-third of this grant vested on February 1, 2019, one-third will vest on February 1, 2020 and the remaining one-third will vest on February 1, 2021. This award, to the extent not then vested, was forfeited for no consideration in connection with the exchange offer. The Elanco Compensation Committee has authorized the issuance of Elanco equity awards of similar value and duration of the forfeited awards following the exchange offer.
(10)	Lilly RSU grant made in 2017 outside of the normal annual cycle. This grant will vest on September 1, 2020. This award, to the extent not then vested, was forfeited for no consideration in connection with the exchange offer. The Elanco Compensation Committee has authorized the issuance of Elanco equity awards of similar value and duration of the forfeited awards following the exchange offer.
(11)	Upon Mr. Jensen’s death, this Elanco nonqualified stock option grant made after Elanco’s IPO immediately vested on December 14, 2018. The option to exercise this option expires on March 14, 2019.
(12)	Lilly RSU grant made on May 1, 2018 outside of the normal annual cycle. One-third of this grant will vest on May 1, 2021, and the remaining two-thirds will vest on May 1, 2023.

Lilly and Elanco Stock Vested in 2018

	Lilly Stock Awards		Elanco Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mr. Simmons	20,000(2)	$1,621,400	—	—
	21,326(3)	$1,737,003	—	—
	43,785(4)	$5,261,643	—	—
Mr. Young	—	—	—	—
Ms. Lin	—	—	—	—
Mr. Urbanek	816(5)	$98,059	—	—
	1,024(6)	$123,054	—	—
Mr. Kinard	4,233(5)	$508,680	—	—
	4,818(6)	$578,979	—	—
	6,726(7)	$718,001	—	—
Mr. Jensen	—	—	19,449(8)	$629,564
Mr. Montarce	918(5)	$110,316	—	—
	1,265(6)	$152,015	—	—

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EXECUTIVE COMPENSATION

(1)	Amounts reflect the market value of the Lilly stock on the day the Lilly stock vested or the market value of the Elanco stock on the day the Elanco stock vested as applicable.
(2)	The last installment of a one-time RSU awarded to Mr. Simmons in 2008 outside of the normal grant cycle.
(3)	Lilly restricted stock units resulting from the 2015-2017 Executive Officer PA that vested in February 2018.
(4)	Payout of the 2016-2018 Executive Officer SVA at 125% of target with +20% TSR modifier, resulting in an overall 150% payout.
(5)	Payout of the 2017-2018 Lilly PA at 150% of target.
(6)	Payout of the 2016-2018 Lilly SVA at 125% of target.
(7)	The last installment of a one-time RSU awarded to Mr. Kinard in 2008 outside of the normal grant cycle.
(8)	Payout of Mr. Jensen’s Elanco RSU using the closing price of Elanco stock on December 14, 2018 of $32.37.

Retirement Benefits

Lilly provides retirement income to eligible U.S. Lilly employees, which included certain of the Named Executive Officers prior to the IPO, through the following plans:

•	The Lilly 401(k) Plan, a defined contribution plan qualified under Sections 401(a) and 401(k) of the Internal Revenue Code. Participants may elect to contribute a portion of their base salary to the plan, and Lilly provides matching contributions on employees’ contributions up to 6% of base salary up to IRS limits. The employee contributions, Lilly contributions and earnings thereon are paid out in accordance with elections made by the participant. See the “All Other Compensation” column in the Summary Compensation Table for information about Lilly contributions under the 401(k) Plan for the applicable Named Executive Officers.
•	The Lilly Retirement Plan, a tax-qualified defined benefit plan that provides monthly benefits to retirees. See the Pension Benefits table below for additional information about the value of these pension benefits.

Sections 401 and 415 of the Code generally limit the amount of annual pension that can be paid from a tax-qualified plan to $275,000 in 2018 as well as the amount of annual earnings that can be used to calculate a pension benefit. However, since 1975 Lilly has maintained a nonqualified pension plan that pays retirees the difference between the amount payable under the Retirement Plan and the amount they would have received without the Code limits. The Lilly nonqualified pension plan is unfunded and subject to forfeiture in the event of bankruptcy. Likewise, Lilly maintains a nonqualified savings plan that allows participants to contribute up to 6% of base salary exceeding the IRS limit. Lilly matches these contributions as described in the 401(k) Plan. For more information, see the disclosure immediately following the footnotes to the Nonqualified Deferred Compensation in 2018 table.

The following table shows benefits that the applicable Named Executive Officers have accrued under the Lilly Retirement Plan and the Lilly nonqualified pension plan.

Pension Benefits

Name	Plan	Number of Years of Credited Service	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Mr. Simmons	Lilly retirement plan (pre-2010)	21	$1,019,096
	Lilly retirement plan (post-2009)	9	$207,040
	Lilly nonqualified plan (pre-2010)	21	$4,344,161
	Lilly nonqualified plan (post-2009)	9	$849,148
			$6,419,745	$0
Mr. Young	Lilly retirement plan (post-2009)	0	$551
	Lilly nonqualified plan (post-2009)	0	$551
			$1,102	$0
Ms. Lin	Lilly retirement plan (post-2009)	1	$3,300
	Lilly nonqualified plan (post-2009)	1	$2,442
			$5,742	$0
Mr. Urbanek	Lilly retirement plan (pre-2010)	22	$1,113,304
	Lilly retirement plan (post-2009)	9	$223,687
	Lilly nonqualified plan (pre-2010)	22	$467,061
	Lilly nonqualified plan (post-2009)	9	$88,407
			$1,892,459	$0

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EXECUTIVE COMPENSATION

Name	Plan	Number of Years of Credited Service	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Mr. Kinard	Lilly retirement plan (pre-2010)	13	$488,132
	Lilly retirement plan (post-2009)	9	$207,040
	Lilly nonqualified plan (pre-2010)	13	$738,879
	Lilly nonqualified plan (post-2009)	9	$301,492
			$1,735,543	$0
Mr. Jensen	Lilly retirement plan (post-2009)	1	$3,300
	Lilly nonqualified plan (post-2009)	1	$3,835
			$7,135	$0
Mr. Montarce	Lilly retirement plan (post-2009)	6	$18,675
	Lilly nonqualified plan (post-2009)	6	$3,556
			$22,231	$0

(1)	The following actuarial assumptions were used to calculate the present value of the applicable Named Executive Officer’s accumulated pension benefit:
Discount rate:	4.52% for the qualified plan and 4.36% for non-qualified plan
Mortality (post-retirement decrement only):	RP2006 with generational projection using Scale MP2018
Pre-2010 joint and survivor benefit (% of pension):	50% until age 62; 25% thereafter
Post-2009 benefit payment form:	life annuity

The Lilly Retirement Plan benefits shown in the table are net present values. The benefits are not payable as a lump sum; they are generally paid as a monthly annuity for the life of the retiree and, if elected, any qualifying survivor. The annual benefit under the Lilly retirement plan is calculated using years of service and the average of the annual earnings (salary plus bonus) for the highest five out of the last 10 calendar years of service (final average earnings).

Post-2009 Lilly Plan Information: Following amendment of the Lilly Retirement Plan formulas, employees hired by Lilly on or after February 1, 2008 have accrued retirement benefits only under the new Lilly plan formula. Employees hired before that date have accrued benefits under both the old Lilly and new Lilly plan formulas. All eligible employees, including those hired on or after February 1, 2008, can retire at age 65 with at least five years of service and receive an unreduced benefit. The annual benefit under the new Lilly plan formula is equal to 1.2% of final average earnings multiplied by years of service. Early retirement benefits under this Lilly plan formula are reduced 6% for each year under age 65. Transition benefits were afforded to employees with 50 points (age plus service) or more as of December 31, 2009. These benefits were intended to ease the transition to the new Lilly retirement formula for those employees who were closer to retirement or had been with Lilly longer at the time the Lilly plan was changed. For the transition group, early retirement benefits are reduced 3% for each year from age 65 to age 60 and 6% for each year under age 60. Messrs. Simmons, Urbanek and Kinard are in this transition group.

Pre-2010 Lilly Plan Information: Employees hired by Lilly prior to February 1, 2008, accrued benefits under both Lilly plan formulas. For these employees, benefits that accrued before January 1, 2010 were calculated under the old Lilly plan formula. The amount of the benefit is calculated using actual years of service through December 31, 2009, while total years of service is used to determine eligibility and early retirement reductions. The benefit amount is increased (but not decreased) proportionately, based on final average earnings at termination compared to final average earnings at December 31, 2009. Full retirement benefits are earned by employees with 90 or more points (the sum of his or her age plus years of service). Employees electing early retirement receive reduced benefits as described below:

•	The benefit for Lilly employees with between 80 and 90 points is reduced by 3% for each year under 90 points or age 62.
•	The benefit for Lilly employees who have fewer than 80 points, but who reached age 55 and have at least 10 years of service, is reduced as described above and is further reduced by 6% for each year under 80 points or age 65.

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EXECUTIVE COMPENSATION

Nonqualified Deferred Compensation

Name	Plan	Executive Contributions in Last Fiscal Year ($)(1)	Registrant (Lilly) Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)
Mr. Simmons	Lilly nonqualified savings	$30,011	$30,011	$21,215	$0	$803,403
	Lilly deferred compensation	$0	$0	$54,151		$1,789,759
	Total	$30,011	$30,011	$75,366	$0	$2,593,162
Mr. Young	Lilly nonqualified savings	$0	$0	$0	$0	$0
	Lilly deferred compensation	$0	$0	$0		$0
	Total	$0	$0	$0	$0	$0
Ms. Lin	Lilly nonqualified savings	$13,533	$13,533	$(2,092)	$0	$24,974
	Lilly deferred compensation	$0	$0	$0		$0
	Total	$13,533	$13,533	$(2,092)	$0	$24,974
Mr. Urbanek	Lilly nonqualified savings	$6,413	$6,413	$(51)	$0	$16,034
	Lilly deferred compensation	$0	$0	$0		$0
	Total	$6,413	$6,413	$(51)	$0	$16,034
Mr. Kinard	Lilly nonqualified savings	$8,758	$8,758	$(7,196)	$0	$181,348
	Lilly deferred compensation	$61,149	$0	$20,957		$703,833
	Total	$69,907	$8,758	$13,761	$0	$885,181
Mr. Jensen	Lilly nonqualified savings	$5,796	$5,796	$(456)	$0	$11,136
	Lilly deferred compensation	$0	$0	$0		$0
	Total	$5,796	$5,796	$(546)	$0	$11,136
Mr. Montarce	Lilly nonqualified savings	$3,611	$3,611	$(131)	$0	$7,090
	Lilly deferred compensation	$0	$0	$0		$0
	Total	$3,611	$3,611	$(131)	$0	$7,090

(1)
The amounts in this column are also included in the Summary Compensation Table, in the “Salary” column (nonqualified savings) or the “Lilly Non‑Equity Incentive Plan Compensation” column (deferred compensation).

(2)	The amounts in this column are also included in the Summary Compensation Table, in the “All Other Compensation” column as a portion of the savings plan match.

The Nonqualified Deferred Compensation table above shows information about two Lilly programs: the Lilly nonqualified savings plan and the Lilly Deferred Compensation Plan. The Lilly nonqualified savings plan is designed to allow each employee to contribute up to 6% of his or her base salary and receive a Lilly company match beyond the contribution limits prescribed by the IRS with regard to 401(k) plans. The Lilly plan is administered in the same manner as the 401(k) Plan, with the same participation and investment elections. Lilly executive officers may defer receipt of all or part of their cash compensation and other U.S. Lilly executives may defer receipt of all or part of their cash bonus under the Lilly Deferred Compensation Plan. Amounts deferred by executives under the Lilly plan are credited with interest at 120% of the applicable federal long‑term rate as established the preceding December by the U.S. Treasury Department under Section 1274(d) of the Code with monthly compounding, which was 3.1% for 2018. Participants may elect to receive the funds in a lump sum or in up to 10 annual installments following termination of employment, but may not make withdrawals while employed by Lilly, except in the event of hardship as approved by the Lilly compensation committee. All deferral elections and associated distribution schedules are irrevocable. Both Lilly plans are unfunded and subject to forfeiture in the event of bankruptcy.

Payments Upon Termination or Change in Control (as of December 31, 2018)

The following table describes the potential payments and benefits under Elanco’s compensation and benefit plans and arrangements to which the applicable Named Executive Officers would have been entitled upon a hypothetical termination of employment on December 31, 2018 in the circumstances described in the table. The narrative following the tabular disclosure below contains more details on the treatment of certain equity awards upon a qualifying termination of employment for the Named Executive Officers. Other than the payments and benefits described below, any agreement to provide severance payments or benefits (other than following a change in control) would be at the discretion of our Compensation Committee.

	Cash Severance Payment(1)	Continuation of Medical / Welfare Benefits (present value)	Value of Acceleration of Equity Awards	Total Termination Benefits
Mr. Simmons
• Involuntary retirement or termination without cause	$0	$0	$4,318,097(3)	$4,318,097
• Involuntary or good reason termination after change in control	$4,400,000	$47,892(2)	$12,341,104(5)	$16,788,996
Mr. Young
• Involuntary retirement or termination without cause	$0	$0	$283,234(4)	$283,234
• Involuntary or good reason termination after change in control	$1,870,000	$47,892(2)	$283,234(4)	$2,201,126

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EXECUTIVE COMPENSATION

Ms. Lin
• Involuntary retirement or termination without cause	$0	$0	$1,483,942(3)	$1,483,942
• Involuntary or good reason termination after change in control	$1,696,000	$31,039(2)	$1,483,942(5)	$3,210,981
Mr. Urbanek
• Involuntary retirement or termination without cause	$0	$0	$509,116(3)	$509,116
• Involuntary or good reason termination after change in control	$1,232,000	$47,892(2)	$1,925,558(5)	$3,205,450
Mr. Kinard
• Involuntary retirement or termination without cause	$0	$0	$220,048(3)	$220,048
• Involuntary or good reason termination after change in control	$1,376,000	$41,386(2)	$1,810,735(5)	$3,228,121

(1)	As of December 31, 2018, the Named Executive Officers (other than Messrs. Montarce and Jensen), were entitled to severance under The Elanco Change-in-Control Severance Pay Plan for Select Employees upon an involuntary retirement or termination without cause (see below).
(2)	See “Elanco Change-in-Control Severance Pay Plan for Select Employees” below for a discussion of payments following a change in control.
(3)	Includes amounts for Mr. Simmons that would be paid under the 2016-2018 Executive Officer PAs, 2017-2019 Executive Officer PAs and the founders’ award Elanco RSUs. For Ms. Lin, the amount includes the founders’ award Elanco RSUs and the Lilly RSU granted on February 1, 2018. For Mr. Urbanek, the amount includes the founders’ award Elanco RSUs and the Lilly RSU granted in 2017. For Mr. Kinard, the amount includes the founders’ award Elanco RSUs. Does not include amounts that would be paid under the 2018-2020 Lilly PAs, 2018-2020 Executive Officer PA, 2017-2019 Lilly SVAs, 2017-2019 Executive Officer SVA, 2018-2020 Lilly SVAs or 2018-2020 Executive Officer SVAs, which would result in the following estimated amounts, if calculated at target, as of December 31, 2018: Mr. Simmons: $2,479,127; Mr. Urbanek: $436,650 and Mr. Kinard: $552,679. See “Outstanding Lilly Equity Awards at December 31, 2018” table above.
(4)	Includes the acceleration of Elanco RSUs related to the one-time Elanco RSU award Mr. Young received as part of his hiring upon the event of certain qualifying terminations.
(5)	Includes the acceleration of Elanco RSUs and options and of Lilly SVAs, Executive Officer SVAs, PAs, Executive Officer PAs and RSUs, in each case, upon the event of certain qualifying terminations following a change-in-control.

Former Chief Financial Officer and Acting Chief Financial Officer

In connection with Mr. Jensen’s death on December 14, 2018, his estate became entitled to certain benefits, including a life insurance and death benefit of $1,300,000 under The Eli Lilly and Company Life Insurance and Death Benefit Plan, which generally provides for a benefit equal to two times an employee’s base salary and was available to all Lilly and Elanco employees in 2018. Mr. Jensen’s Elanco RSU award was accelerated, which resulted in the immediate vesting of 19,449 shares of Elanco stock with a value of $629,564, and his Elanco option award was accelerated and remains exercisable until March 14, 2019. In addition, the matching of his accounts under The Lilly Employee 401(k) Plan and The Lilly Excess Savings Plan was accelerated entitling his estate to payments of $13,886 and $5,796, respectively. Mr. Jensen’s spouse and dependents are entitled to COBRA for a period of six months.

Mr. Montarce was not entitled to any termination payments from Elanco in connection with his transition in employment from Elanco to Lilly on November 1, 2018.

Equity Acceleration in Connection with a Change-in-Control

Upon a Lilly change in control, any then outstanding and unvested Lilly SVAs, Executive SVAs, PAs and Executive PAs would convert into restricted stock units of the new company, with the number of Lilly shares earned under any performance-based awards based on actual performance at the time of the transaction. These converted restricted stock units and other Lilly restricted stock unit awards (which would also convert into restricted stock units of the new company) will continue to vest and pay out upon the earlier of the completion of the original award period, upon a covered termination of employment (generally the same as is described below for Elanco), or if the successor entity does not assume, substitute or otherwise replace the award.

Upon an Elanco change in control, unvested Elanco RSUs and options will continue to vest and pay out upon the earlier of the completion of the original award period, upon a covered termination of employment as described below, or if the successor entity does not assume, substitute or otherwise replace the award.

Elanco Change-in-Control Severance Pay Plan for Select Employees

In connection with the IPO, Elanco’s board of directors adopted Elanco change-in-control severance pay plans for nearly all Elanco employees, including a plan that applies to the Named Executive Officers. The Elanco plans are intended to preserve Elanco employee morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored change in control. In addition, the Elanco plans are intended to align participating Elanco employee and Elanco shareholder interests by enabling executives to evaluate corporate transactions that may be in the best interests of the Elanco shareholders and other constituents of Elanco without undue concern over whether the transactions would jeopardize the participating employee’s own employment. Outside of a change in control, Elanco was not obligated to pay severance to its Named Executive Officers upon termination of employment, but severance could have been paid at the discretion of the Elanco Compensation Committee.

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EXECUTIVE COMPENSATION

The basic elements of the select plan applicable to the Named Executive Officers include:

•
Double trigger. Unlike “single trigger” plans that pay out immediately upon a change in control, the select plan requires a “double trigger” — a change in control followed by an involuntary loss of employment within two years. This is consistent with Elanco’s intent to provide employees with financial protection upon loss of employment.

•	Covered terminations. Our participating Named Executive Officers are eligible for payments under our select plan if, within two years of the change in control, their employment is terminated (i) without cause by Elanco or (ii) for good reason by the employee, each as is defined in the plan.
•	Severance payment. Named Executive Officers are eligible for up to two years’ base salary plus two times their target bonus for the then-current year.
•	Benefit continuation. Basic employee benefits such as health and life insurance would continue for 18 months following a participating Named Executive Officer’s termination of employment, unless they become eligible for coverage with a new employer before then.
•	No gross-ups. In some circumstances, the payments or other benefits received by a participating employee in connection with a change in control could exceed limits established under Section 280G of the Code resulting in an excise tax payment. Elanco would not reimburse or gross-up employees for these taxes. However, the amount of change in control-related benefits would be reduced to the maximum amount that would not result in an excise tax if the effect would be to deliver a greater after-tax benefit than the employee would receive if his or her benefits were not so reduced.
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oWNERSHIP OF COMPANY STOCK

The following table sets forth, as of March 22, 2019, beneficial ownership of shares of Elanco common stock by each Elanco director, each of Elanco’s named executive officers and all directors and executive officers as a group, as well as their total stock-based holdings. As of such date, there was no person or group known to Elanco to be the beneficial owner of more than 5% of outstanding shares of Elanco common stock. Shares are beneficially owned when an individual has voting and/or investment power over the shares or could obtain voting and/or investment power over the shares within 60 days. Voting power includes the power to direct the voting of the shares and investment power includes the power to direct the disposition of the shares. Percentage of beneficial ownership is based on 365,702,757 shares of common stock outstanding as of March 22, 2019.

Unless otherwise indicated, the address for each holder listed below is 2500 Innovation Way, Greenfield, Indiana 46140. Except as noted by footnote, and subject to community property laws where applicable, Elanco believes based on the information provided to it that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

None of the Elanco directors and executive officers, individually or as a group, beneficially owns greater than 1% of Elanco’s outstanding shares of Elanco common stock. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Shares of common stock beneficially owned
Name	Number of shares(1)	Percentage of shares	Total stock-based holdings(2)
Jeffrey N. Simmons	59,301	*	503,898
David S. Kinard	10,477	*	77,883
Sarena S. Lin	20,000	*	82,899
Lucas E. Montarce	—	—	—
David A. Urbanek	2,521	*	70,519
Todd S. Young	—	—	18,883
R. David Hoover	30,920(3)	*	32,176
Kapila K. Anand	1,200	*	2,996
John P. Bilbrey	—	—	—
Michael J. Harrington	—	—	—
Deborah T. Kochevar	—	—	—
Lawrence E. Kurzius	10,000	*	11,796
Kirk McDonald	—	—	—
Deborah Scots-Knight	—	—	—
All directors and executive officers as a group (17 persons)	143,498	*	984,416

(1) Includes shares of our common stock beneficially owned as calculated under SEC rules, including shares that may be acquired upon settlement of RSUs within 60 days, or upon exercise of stock options that are currently exercisable or will become exercisable within 60 days. As of March 22, 2019, no such RSUs or options were outstanding.

(2) This column shows the individual’s total Elanco stock-based holdings, including securities shown in the “Shares of common stock beneficially owned” columns (as described above), plus stock-based holdings that cannot be converted into shares of our common stock within 60 days, including, as applicable, RSUs subject to time-based vesting conditions, stock options, and deferred stock units held by directors. The number does not include (i) performance-based awards granted to executive officers that are subject to performance-based vesting conditions, (ii) a one-time deferred stock unit award approved by the Board and to be credited to each non-employee director as of April 11, 2019, valued at $90,000, subject to three-year vesting period, or (iii) the annual award of deferred stock units to be credited to non-employee directors in November 2019 under the Directors’ Deferral Plan based on service during 2019.

(3) Includes 920 shares held in trust over which Mr. Hoover shares voting and investment power.

Until our initial public offering on September 24, 2018, Eli Lilly & Company held all of our outstanding shares. Pursuant to the initial public offering, we issued and sold 19.8% of our total outstanding shares, with Lilly retaining the remaining shares which Lilly held until the completion of the exchange offer on March 11, 2019. Following the exchange offer, Lilly no longer owns any shares in us.

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PROXY ITEM NO. 2: PROPOSAL TO RATIFY THE APPOINTMENT OF PRINCIPAL INDEPENDENT AUDITOR

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent auditor, and oversees the process for selecting, reviewing, and evaluating the lead audit partner. Further information regarding the committee’s oversight of the independent auditor can be found in the Audit Committee charter, available on our website at investor.elanco.com under “Governance.”

In connection with the decision regarding whether to reappoint the independent auditor each year (subject to shareholder ratification), the committee assesses the independent auditor’s performance. This assessment examines three primary criteria: (1) the independent auditor’s qualifications and experience; (2) the communication and interactions with the auditor over the course of the year; and (3) the auditor’s independence, objectivity, and professional skepticism. These criteria are assessed against an internal and an external scorecard, and are discussed with management during a private session, as well as in executive session. The committee also periodically considers whether a rotation of the company’s independent auditor is advisable.

Ernst & Young LLP (EY) has served as the principal independent auditor for the company since 2017 when we were still a wholly-owned subsidiary of Lilly. Based on this year’s assessment of EY’s performance, the Audit Committee believes that the continued retention of EY to serve as the company’s principal independent auditor is in the best interests of the company and its shareholders, and has therefore reappointed the firm of EY as principal independent auditor for the company for 2019. In addition to this year’s favorable assessment of EY’s performance, we recognize that there are several benefits of retaining a longer-tenured independent auditor. EY has gained institutional knowledge and expertise regarding the company’s global operations, accounting policies and practices, and internal control over financial reporting. Audit and other fees are also competitive with peer companies because of EY’s familiarity with the company and its operations. This appointment is being submitted to the shareholders for ratification.

Representatives of EY are expected to attend the annual meeting and will be available to respond to questions. Those representatives will have the opportunity to make a statement if they wish to do so.

Recommendation of the Board The Board unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our principal independent auditor for 2019.

Audit Committee Report

The Audit Committee reviews the company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and disclosure controls. In this context, the Audit Committee has met and held discussions with management and the independent auditor. Management represented to the Audit Committee that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles (GAAP), and the Audit Committee has reviewed and discussed the audited financial statements and related disclosures with management and the independent auditor, including a review of the significant management judgments underlying the financial statements and disclosures.

The independent auditor reports to the Audit Committee, which has sole authority to appoint and to replace the independent auditor (subject to shareholder ratification).

The Audit Committee has discussed with the independent auditor matters required to be discussed with the Audit Committee by the generally accepted auditing standards (GAAS), the Public Company Accounting Oversight Board (PCAOB) and the NYSE, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditor required by applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence, and has discussed with the independent auditor the auditor’s independence from the company and its management. In concluding that the auditor is independent, the Audit Committee determined, among other things, that the nonaudit services provided by EY (as described below) were compatible with its independence, and were pre-approved. Consistent with the requirements of the Sarbanes-Oxley Act of 2002 (the Sarbanes-Oxley Act), the Audit Committee has adopted policies to ensure the independence of the independent auditor, such as prior committee approval of nonaudit services and required audit partner rotation.

The Audit Committee discussed with the company’s internal auditor, chief compliance offer, and independent auditors the overall scope and plans for their respective audits. The Audit Committee periodically meets with the internal and independent auditors, with and without management present, and in private sessions with members of senior management (such as the chief financial officer and the

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Proxy Item No. 2

chief accounting officer) to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting. The Audit Committee also periodically meets in executive session.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board subsequently approved the recommendation) that the audited financial statements be included in the company’s annual report on Form 10-K for the year ended December 31, 2018, for filing with the SEC. The Audit Committee has also appointed the company’s independent auditor, subject to shareholder ratification, for 2019.

Respectfully submitted,
Kapila K. Anand (Chair) Lawrence E. Kurzius (committee member until March 11, 2019)

March 20, 2019

The Report of the Audit Committee will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or portions thereof into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under such Acts.

Services Performed by the Independent Auditor

The Audit Committee pre-approves all services performed by the independent auditor, in part to assess whether the provision of such services might impair the auditor’s independence. The committee’s policy and procedures are as follows:
●
Audit services: The committee approves the annual audit services engagement and, if necessary, any changes in terms, conditions, and fees resulting from changes in audit scope, company structure, or other matters. Audit services for 2019 will include internal controls attestation work under Section 404 of the Sarbanes-Oxley Act. The committee may also preapprove other audit services, which are those services that only the independent auditor reasonably can provide.

●
Audit-related services: Audit-related services are assurance and related services that are reasonably related to the performance of the audit or reviews of the financial statements, and that are traditionally performed by the independent auditor. The committee believes that the provision of these services does not impair the independence of the auditor.

●	Tax services: The committee believes that, in appropriate cases, the independent auditor can provide tax compliance services, tax planning, and tax advice without impairing the auditor’s independence.
●
Other services: The committee may approve other services to be provided by the independent auditor if (i) the services are permissible under SEC and PCAOB rules, (ii) the committee believes the provision of the services would not impair the independence of the auditor, and (iii) management believes that the auditor is the best choice to provide the services.

●
Approval process: At the beginning of each audit year, management requests prior committee approval of the annual audit, statutory audits, and quarterly reviews for the upcoming audit year as well as any other services known at that time. Management will also present at that time an estimate of all fees for the upcoming audit year. As specific engagements are identified thereafter, they are brought forward to the committee for approval.

For each engagement, management provides the committee with information about the services and fees, sufficiently detailed to allow the committee to make an informed judgment about the nature and scope of the services and the potential for the services to impair the independence of the auditor.

After the end of the audit year, management provides the committee with a summary of the actual fees incurred for the completed audit year.

Independent Auditor Fees

The following table shows the fees incurred for services rendered on a worldwide basis by Ernst & Young for 2018.  All audit fees incurred during 2017 were included in the consolidated financial statements of Lilly.

	2018	2017
Audit Fees(1)	$4,598,109	N/A
Audit-Related Fees(2)	$27,652	N/A
Tax Fees(3)	$81,338	N/A
All Other Fees	-	N/A
Total Fees	$4,707,099	N/A

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Proxy Item No. 2

(1)
Includes annual audit of consolidated and subsidiary financial statements, reviews of quarterly financial statements and other services normally provided by the auditor in connection with statutory and regulatory filings.

(2)	Primarily related to services related to employee benefit plan, audit or attestation services required by statutes or regulations and certain other services.

(3)	Primarily related to tax compliance services

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PROXY ITEM NO. 3: NON-BINDING VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act requires that we include in this proxy statement a non-binding vote on the compensation of the named executive officers as described in this proxy statement.

We encourage shareholders to review the Compensation Discussion and Analysis, or “CD&A,” beginning on page 26. The CD&A provides additional details of our executive compensation program, including our compensation philosophy and objectives, the individual elements of our executive compensation program, and how our executive compensation program is administered.

The Board believes that the executive compensation as disclosed in the CD&A, tabular disclosures, and other narrative executive compensation disclosures in this proxy statement aligns with our compensation philosophy and objectives as well as the pay practices of our peer group. The Board strongly endorses the Company’s executive compensation program and recommends that shareholders vote to approve the compensation of the named executive officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis section and the tabular and narrative disclosures included herein.

Although the vote is advisory and non-binding, the Board values the opinions of the Company’s shareholders as expressed through their votes and other communications. The Board and the Compensation Committee will consider the outcome of the advisory vote on executive compensation when making future compensation decisions. We currently intend to hold a non-binding shareholder vote on our executive compensation each year at the annual meeting of our shareholders.

Recommendation of the Board The Board unanimously recommends a vote FOR the approval of the compensation of the Company’s named executive officers.

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PROXY ITEM NO. 4: NON-BINDING VOTE ON THE FREQUENCY OF SHAREHOLDER VOTES ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, shareholders are being asked to recommend, in a non-binding advisory vote, whether a non-binding shareholder vote to approve the compensation paid to our named executive officers (that is, votes similar to the non-binding vote in Proxy Item No. 3 on page 54) should occur every one, two or three years. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of the vote.

Shareholders should consider the value of having the opportunity every year to voice their opinion on the compensation of our named executive officers by way of an advisory vote, weighing that against the additional burden and expense to us and shareholders of preparing and responding to proposals annually, as well as the other means available to shareholders to provide input on executive compensation.

The Board supports advisory votes on named executive officer compensation every year. We welcome shareholder input and believe that the value of an annual vote outweighs the burden of preparing annual proposals. We also believe annual advisory votes provide a meaningful way to continue dialogue with shareholders regarding this issue.

Recommendation of the Board The Board unanimously recommends that you vote for the shareholder votes on the compensation of named executive officers to occur EVERY YEAR.

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SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes information as of December 31, 2018 relating to our equity compensation plans under which equity securities are authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans approved by security holders	550,855(1)	$31.61(2)	4,940,145
Equity Compensation Plans not approved by security holders	-	-	-
Total	559,855	$31.61	4,940,145

(1)	Includes 421,297 stock options, 133,170 shares underlying RSUs granted under the 2018 Elanco Stock Plan and 5,388 deferred RSUs granted under the Directors’ Deferral Plan.

(2)	The weighted-average exercise price is only applicable to stock options.

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OTHER MATTERS

Other Business at the Annual Meeting

Management does not intend to bring before the meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the meeting. If any other matters or motions properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote shares of our common stock subject to such proxy in accordance with the recommendation of management on such matters or motions, including any matters dealing with the conduct of the meeting.

Future Shareholder Proposals

Proposals and Nominations Not for Inclusion in Proxy Statement

In accordance with our bylaws, a shareholder who, at any annual meeting of our shareholders, intends to nominate a person for election as a director or present a proposal must so notify our Corporate Secretary, in writing, describing such nominee(s) or proposal and providing certain information concerning such shareholder as described in our bylaws, including, among other things, name, address, number of shares beneficially owned, a brief description of any derivative securities or other agreement, arrangement, or understanding (including any swaps, warrants, short positions, profits interests, options, hedging transactions, or borrowed or loaned shares) with respect to our shares, engaged in, directly or indirectly by the proposing shareholder, and the reasons for and interest of such shareholder in the proposal. Generally, to be timely, such notice must be received by our Corporate Secretary at our principal executive offices not less than 120 days nor more than 150 days in advance of the first anniversary of the proxy statement released to shareholders in connection with the preceding year’s annual meeting, provided that in the event that no annual meeting was held the previous year or the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, or in the event of a special meeting of shareholders called to elect directors, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. For our annual meeting to be held in 2020, any such notice must be received by us at our principal executive offices between November 5, 2019 and December 5, 2019 to be considered timely for purposes of the 2020 annual meeting. Any person interested in offering such a nomination or proposal should request a copy of the relevant bylaw provisions from our Corporate Secretary or refer to our bylaws as publicly filed with the SEC. Please note that these time periods also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority, which rules are separate from and in addition to the SEC requirements that a shareholder must meet in order to have a proposal included in our proxy statement.

Our bylaws also set out specific eligibility requirements that nominees for director must satisfy, which require nominees to:

•
complete and return a written questionnaire with respect to the background and qualification of the nominee and the background of any other person or entity on whose behalf the nomination is being made; and

•	provide a written representation and agreement that the nominee:

•
is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such prospective nominee, if elected as a director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to us or (2) any Voting Commitment that could limit or interfere with the nominee’s ability to comply, if elected as a director, with the nominee’s fiduciary duties under applicable law;

•
is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than us with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and

•
if elected as a director, would be in compliance and will comply with all of our applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

Proposals for Inclusion in Proxy Statement Pursuant to Rule 14a-8

Shareholder proposals intended to be presented at the 2020 annual meeting must be received by us at our principal executive office no later than December 5, 2019, in order to be eligible for inclusion in our proxy statement and proxy relating to that meeting under Rule 14a-8 of the Exchange Act. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with SEC rules and regulations.

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OTHER MATTERS

Householding of Proxy Materials

We have adopted a procedure approved by the SEC called “householding.” Under the householding procedure, certain shareholders, whether they own registered shares or shares in street name, who have the same address will receive only one set of proxy materials, unless one or more of the shareholders at that address has previously notified us that they want to receive separate copies. Regardless of how you own your shares, if you received a single set of proxy materials as a result of householding, and one or more shareholders at your address would like to have separate copies of these materials with respect to the 2019 annual meeting or in the future, please notify us by sending a written request to Elanco Animal Health Incorporated, Attention: Investor Relations, 2500 Innovation Way, Greenfield, Indiana 46140, or by telephone at 1-877-352-6261, and we will promptly deliver these documents to you or start householding, as applicable, following our receipt of such request.

Solicitation of Proxies

We will bear the cost of the solicitation of proxies for the meeting. Brokerage houses, banks, custodians, nominees and fiduciaries are being requested to forward the proxy material to beneficial owners and their reasonable expenses will be reimbursed by us. Solicitation will be made by mail and may also be made personally or by telephone, facsimile or other means by our executive officers, directors and employees, without special compensation for such activities. We have not engaged an outside proxy solicitor to assist with the solicitation of proxies.

By Order of the Board of Directors

Michael-Bryant Hicks
Executive Vice President, General Counsel and Corporate Secretary

April 3, 2019

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VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 7, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ELAN2019**

You may also attend the annual meeting online, including to vote and/or submit questions. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 7, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E69573-P18813

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

ELANCO ANIMAL HEALTH INCORPORATED

The Board of Directors recommends you vote FOR each of the following nominees:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Kapila K. Anand	☐	☐	☐
1b. John P. Bilbrey	☐	☐	☐
1c. R. David Hoover	☐	☐	☐
1d. Lawrence E. Kurzius	☐	☐	☐

The Board of Directors recommends you vote FOR each of the following proposals:	**For**	**Against**	**Abstain**
2. To ratify the appointment of Ernst & Young LLP as the Company's principal independent auditor for 2019.	☐	☐	☐
3. To approve, by non-binding vote, the compensation of the Company's named executive officers.	☐	☐	☐

The Board of Directors recommends you vote for EVERY 1 YEAR on the following proposal:	**Every 1 Year**	**Every 2 Years**	**Every 3 Years**	**Abstain**
4. To recommend, by non-binding vote, the frequency of executive compensation votes.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date